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                                                  Draft - 7/29/96

                        CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of July 30, 1996 by and among HARBOURTON MORTGAGE CO., L.P. (the "Borrower"), a Delaware limited partnership, the financial institutions party hereto as lenders from time to time (collectively, the "Lenders," and each individually, a "Lender"), FIRST BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (together with its successor or successors in such capacity from time to time, the "Administrative Agent"), THE BANK OF NEW YORK, a New York corporation, RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as administrative co-agents (together with their respective successors in such capacities from time to time, the "Administrative Co-Agents"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as collateral and managing agent for the Lenders (together with its successor or successors in such capacity, the "Collateral and Managing Agent").

                             RECITAL

          The Borrower has requested the Lenders to provide certain credit facilities to the Borrower, and the Borrower and the Lenders have requested that the Administrative Agent, the Administrative Co-Agents and the Collateral and Managing Agent act as administrative agent, administrative co-agents and collateral and managing agent, respectively, for the Lenders with respect to such credit facilities. The Lenders are willing to provide such credit facilities, and the Administrative Agent, the Administrative Co-Agents and the Collateral and Managing Agent are willing to act in such capacities, all upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

          SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.

          1.01 Certain Defined Terms. As used herein, the terms defined in the introductory paragraphs hereof shall have the meanings given them therein and the following terms shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

          "Acknowledgement Agreement": with respect to FNMA, FHLMC or GNMA, an acknowledgement agreement in a standard form promulgated by such agency which is satisfactory to the Administrative Agent; and with respect to any other Investor, an acknowledgement agreement in form and substance satisfactory to such Investor and the Administrative Agent.

          "Affiliate": with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agents": collectively, the Administrative Agent, the Administrative Co-Agents and the Collateral and Managing Agent.

          "Agreement": this Credit Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Alternate Base Rate": a fluctuating rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the Reference Rate and
(b) the sum of the Federal Funds Effective Rate plus one-half of one percent (0.50%) per annum.

          "Alternate Base Rate Borrowing": the portion of the outstanding principal balance of a Servicing Note, Warehousing
Note, Working Capital Note or Discretionary Note that bears interest as provided in Section 2.05(a)(ii).

          "Applicable Margin":  with respect to:

          (a) an Alternate Base Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Servicing Note, 1.00% per annum;

          (b) an Alternate Base Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Warehousing Note, 0% per annum;

          (c) an Alternate Base Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Working Capital Note, 0.50% per annum;

          (d) an Alternate Base Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Discretionary Note, 0% per annum;

          (e) a Floating Eurodollar Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Servicing Note, 2.25% per annum;

          (f) a Floating Eurodollar Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Warehousing Note, 1.00% per annum;

          (g) a Floating Eurodollar Rate Borrowing consisting of all or a portion of the outstanding principal balance of a Working Capital Note, 1.625% per annum;

          (h) a Floating Eurodollar Rate Borrowing consisting of all or a portion of the aggregate principal balance of Discretionary Tranche 1 Advances outstanding under a
     Discretionary Note, 0.35% per annum;

          (i) a Floating Eurodollar Rate Borrowing consisting of all or a portion of the aggregate principal balance of Discretionary Tranche 2 Advances outstanding under a
     Discretionary Note, 0.65% per annum; and

          (j) a Floating Eurodollar Rate Borrowing consisting of all or a portion of the aggregate principal balance of Discretionary Tranche 3 Advances outstanding under a
     Discretionary Note, 0.75% per annum.

          "Balance Calculation Period":  each calendar month.

          "Balances Deficiency":  as such term is defined in
     Section 2.05(a)(i).

          "Balances Deficiency Fee":  as such term is defined in
     Section 2.05(a)(i).

          "Balances Surplus":  as such term is defined in Section
     2.05(a)(i).

          "Board":  the Board of Governors of the Federal Reserve
     System.

          "Borrower": as defined in the opening paragraph of this Agreement.

          "Borrower's Adjusted Tangible Net Worth": at the time of any determination, the sum of (a) Borrower's Tangible Net
Worth, plus (b) 90% of the aggregate fair market value of the Servicing Portfolio (determined in the same manner as the Qualified Servicing Portfolio Value is determined).

          "Borrower's Intangible Assets": as of a date of determination, the net book value of all assets of the Borrower (to the extent reflected in the balance sheet of the Borrower) which would be treated as intangibles under GAAP, including, without limitation, such items as purchased Servicing Rights, Originated Servicing Rights, capitalized excess servicing fees, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, franchises, copyrights, licenses, service marks, rights with respect to the foregoing and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and development costs).

          "Borrower's Net Worth": as of a date of determination, the sum of the amounts shown on the books of the Borrower as the aggregate equity of its partners.

          "Borrower's Tangible Net Worth": as of the time of any determination, the remainder of (a) Borrower's Net Worth, less
(b) Borrower's Intangible Assets.

          "Borrowing":  an Alternate Base Rate Borrowing, a Fixed
Rate Borrowing or a Floating Eurodollar Rate Borrowing.

          "Borrowing Base Certificate": a certificate in the form of Exhibit A.

          "Business Day": any day of the year other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota or Houston, Texas are required or authorized to close.

          "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

          "Capitalized Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Cash Flow":   as determined as of the last day of any
fiscal quarter of the Borrower for the period of two consecutive fiscal quarters ending on such last day, the sum of

          (a) net income, plus

          (b) noncash expenses, to the extent deducted in determining such net income, minus

          (c) noncash income, to the extent included in determining such net income, plus

          (d) 90% of the capitalized amount (which shall not exceed market value for current production as determined in accordance with the most recent Satisfactory Appraisal) of Originated Servicing Rights, plus

          (e) interest expenses on the Servicing Notes,

in each case as determined for the Borrower for such period in accordance with GAAP.

          "Code": the Internal Revenue Code of 1986, together with all amendments from time to time thereto.

          "Collateral"  the Servicing Collateral, the Warehousing
Collateral, the Working Capital Collateral and the Discretionary
Collateral.

          "Collateral Account": account number 1-902-7206-3180 of the Borrower with the Administrative Agent, which shall be under the sole dominion and control of the Administrative Agent for the benefit of the Lenders.

          "Committed Whole Loan": a whole Mortgage Loan that is subject to Take-Out Commitment.

          "Commitments":  the Servicing Commitments, the
Warehousing Commitments and the Working Capital Commitments.

          "Compliance Certificate": a certificate in the form of Exhibit B.

          "Confirmation": a confirmation in the form of Exhibit C.

          "Controlled Disbursement Bank":  The First National
Bank of Maryland, its successors and assigns.

          "Controlled Disbursement Service Agreement": the Controlled Disbursement Service Agreement of even date herewith between the Borrower, the Controlled Disbursement Bank and the Administrative Agent, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by the parties thereto.

          "Debt Service Coverage Ratio":   as determined as of
the last day of any fiscal quarter of the Borrower, the ratio of

          (a) Cash Flow for the period of two consecutive fiscal quarters ending on such last day, to

          (b) the sum of (i) interest expense on the Servicing Notes plus (ii) the aggregate amount of Mandatory Servicing Principal Payments required to be paid on the Servicing Notes for the period of two consecutive fiscal quarters next following such last day, in each case as determined for the Borrower for the applicable period in accordance with GAAP.

          "Default": any event which with the lapse of time, with notice to the Borrower or with both would constitute an Event of Default.

          "Designated Fixed Rate Borrowing": as such term is defined in Section 2.05(d).

          "Discretionary Advance":  a Discretionary Tranche 1
Advance, a Discretionary Tranche 2 Advance or a Discretionary
Tranche 3 Advance.

          "Discretionary Tranche 1 Advance": a loan made by a Discretionary Lender to the Borrower pursuant to Section 2.04(a) for the purpose of financing or refinancing the origination or acquisition of a Gestation Security.

          "Discretionary Tranche 2 Advance": a loan made by a Discretionary Lender to the Borrower pursuant to Section 2.04(a) for the purpose of financing or refinancing the origination or acquisition of a Gestation Loan.

          "Discretionary Tranche 3 Advance": a loan made by a Discretionary Lender to the Borrower pursuant to Section 2.04(a) for the purpose of financing or refinancing the origination or acquisition of a Committed Whole Loan.

          "Discretionary Advance Date": the day (which shall be a Business Day) specified by the Borrower in a Confirmation as the date on which it requests the Discretionary Lenders to make a Discretionary Advance.

          "Discretionary Borrowing Base": as of any date of determination, an amount equal to 100% of the Discretionary
Collateral Value of the Discretionary Collateral as determined by the Administrative Agent from its records.

          "Discretionary Collateral": as such term is defined in the Warehousing and Discretionary Security Agreement.

          "Discretionary Collateral Value": on the date of any determination with respect to the Discretionary Collateral, as determined by the Collateral and Managing Agent in accordance with Exhibit D.

          "Discretionary Facility": the credit facility provided for in Section 2.04.

          "Discretionary Lenders": at any time, Lenders which have outstanding Discretionary Advances under their Discretionary
Notes.

          "Discretionary Lending Limit":  as to any Discretionary
Lender, the amount set opposite the name of such Discretionary
Lender under the column entitled "Discretionary" on Exhibit E.

          "Discretionary Note":  as such term is defined in
Section 2.04(c).

          "Discretionary Termination Date":  the earlier of (a)
July 28, 1997 and (b) the date on which the Commitments are terminated pursuant to Section 6.02.

          "Effective Date" the date on which all of the conditions precedent set forth in Section 5 have been satisfied and/or waived in writing by the Lenders.

          "ERISA": the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto.

          "ERISA Affiliate": any trade or business (whether or not incorporated) that is a member of a group that is treated as a single employer under Section 414(b) or 414(c) of the Code of which the Borrower is a member.

          "Eurodollar Reserve Percentage": as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Administrative Agent, in respect of "Eurocurrency liabilities" as such term is defined in Regulation D. The rate of interest applicable to any outstanding Floating Eurodollar Rate Borrowings shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default":  as such term is defined in Section
6.01.

          "Existing Servicing Credit Agreement":  the Credit
Agreement (Servicing Credit Facility) dated as of July 31, 1995, as amended, between the Borrower, Chemical Bank, as Administrative Agent, First Bank as Co-Agent and the lenders party thereto.

          "Existing Warehouse Credit Agreement: the Credit Agreement (Revolving Warehouse Credit Facility) dated as of July 31, 1995, as amended, between the Borrower, Chemical Bank, as Agent, First Bank, as Co-Agent, and the lenders party thereto.

          "Federal Funds Effective Rate": for any date of determination, the weighted average of the quotations for such date for overnight federal funds transactions received by First Bank from three (3) federal funds brokers of recognized standing selected by First Bank; provided, that in lieu of determining the rate in the foregoing manner, the Administrative Agent may substitute the per annum rate for such transactions displayed on the Telerate screen, page 120, at 10:00 A.M. (Minneapolis time) on such date or, if such date is not a Business Day, the most recent Business Day.

          "FHA": Federal Housing Administration and any successor thereto.

          "FHLMC": Federal Home Loan Mortgage Corporation and any successor thereto.

          "Fixed Rate Borrowing": the portion of the outstanding principal balance of a Servicing Note, Warehousing Note or Working Capital Note that bears interest as provided in
Section 2.05(a)(i).

          "Floating Eurodollar Rate Borrowing": the portion of the outstanding principal balance of a Servicing Note, Warehousing Note, Working Capital Note or Discretionary Note that bears interest as provided in Section 2.05(a)(iii).

          "Floating Reserve-Adjusted Eurodollar Rate": on any date of determination, the rate determined by dividing the Floating Eurodollar Rate for such date by 1.00 minus the Eurodollar Reserve Percentage. For purposes hereof, "Floating Eurodollar Rate" shall mean, for any day, the offered rate for deposits in United States Dollars for a period of one month which appears on the Reuters Screen LIBO page on that day, or if not published by Reuters, the one-month rate determined on that day based on such other published service of general application as shall be selected by the Administrative Agent for such purpose with the Borrower's consent.

          "FNMA": Federal National Mortgage Association and any successor thereto.

          "Foreclosure Advance":  a loan made by a Working
Capital Lender pursuant to Section 2.03 for the purpose of funding a Foreclosure Payment.

          "Foreclosure Payment": a recoverable payment of delinquent principal, interest, taxes, insurance or out of pocket expenses on a Mortgage Loan which is in the process of foreclosure, liquidation, or FHA or VA claim payment and which payment the Borrower is obligated to fund under a Servicing Contract or under applicable FHA or VA requirements and the payment of which creates a Foreclosure Payment Receivable.

          "Foreclosure Payment Receivable":   as such term is
defined in the Servicing and Working Capital Security Agreement.

          "GAAP": generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "General Partner":  Harbourton Funding Corporation, a
Delaware corporation, the general partner of the Borrower.

          "Gestation Loans": Mortgage Loans pledged to the Collateral and Managing Agent, for the benefit of the Lenders, pursuant to the Warehousing and Discretionary Security Agreement that have been delivered to a pool custodian acceptable to the Collateral and Managing Agent and the Administrative Agent for inclusion in a pool of Mortgage Loans to back Gestation Securities and with respect to which the pool custodian has issued its initial certification, provided that the Borrower has a Take-Out Commitment covering such Gestation Securities, a copy of which has been delivered to the Collateral and Managing Agent, that is reasonably satisfactory in all respects to the Collateral and Managing Agent.

          "Gestation Security": a Mortgage-backed Security that is an interest in a pool of Gestation Loans or is secured by such an interest and is guaranteed by GNMA or is issued or guaranteed by FNMA or FHLMC.

          "GNMA": Government National Mortgage Association and any successor thereto.

          "Guarantee": any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (ii) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital, or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (iv) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; provided, that the term "Guarantee" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

          "Guarantors":  The General Partner, Harbourton
Financial and Western Sunrise, provided, however, that if Western
Sunrise becomes merged or consolidated with, or its equity interest is otherwise transferred to, Harbourton Financial, the term "Guarantors" shall thereafter mean and refer to Harbourton
Financial.

          "Guaranty and Pledge Agreement": with respect to a Guarantor, the Guaranty and Pledge Agreement of even date herewith from such Guarantor in favor of the Administrative Agent for the benefit of the Lenders and the Agents, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by the parties thereto.

          "Harbourton Financial":  Harbourton Financial Services
L.P., a Delaware limited partnership, its successors and assigns.

          "Harbourton Financial's Adjusted Tangible Net Worth":
at the time of any determination, the sum of (a) Harbourton
Financial's Tangible Net Worth plus (b) 90% of the aggregate fair market value of all servicing rights owned by Harbourton
Financial or any of its Subsidiaries.

          "Harbourton Financial's Intangible Assets": as of a date of determination, the net book value of all assets of Harbourton Financial (to the extent reflected in the consolidated balance sheet of Harbourton Financial) which would be treated as intangibles under GAAP, including, without limitation, such items as purchased servicing rights, originated servicing rights, capitalized excess servicing fees, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, franchises, copyrights, licenses, service marks, rights with respect to the foregoing and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and development costs).

          "Harbourton Financial's Net Worth": as of a date of determination, the sum of the amounts shown on the books of the Harbourton Financial as the aggregate equity of its partners.

          "Harbourton Financial's Tangible Net Worth": as of the time of any determination, the remainder of (a) Harbourton
Financial's Net Worth, less (b) Harbourton Financial's Intangible
Assets.

          "Hedging Contract": shall mean a contract to buy or sell an instrument on the futures market, cash forward market, private investor whole loan market or the options market or an option or financial future purchased over the counter for future delivery of such instrument, including without limitation, treasury strips, mortgage loan derivatives, swaps, futures, caps, collars and options, each of the foregoing issued in accordance with the requirements of a Hedging Program.

          "Hedging Program": shall mean a program for hedging interest rate risks of the Borrower, which program shall provide, without limitation, that all Hedging Contracts will be placed with futures commission merchants, clearing houses, or private investor whole loan purchasers, if applicable.

          "HTP Financial":  shall mean HTP Financial, L.P., a
Delaware limited partnership.

          "HUD":  the U.S. Department of Housing and Urban
Development and any successor thereto.

          "Immediately Available Funds": funds with good value on the day and in the city in which payment is received.

          "Indebtedness": with respect to any Person at any time, without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on an unconsolidated balance sheet of such Person, but in any event shall include: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements entered into in connection with obligations of the Borrower described in clauses (a), (b),
(c), (d), (e), (f), (g), (i), (j) or (k) of this definition, (i) all obligations of such Person, actual or contingent, in respect of letters of credit or banker's acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Guarantees by such Person of Indebtedness of others.

          "Inventory/Pipeline Report": an inventory/pipeline position report prepared as of the last day of each week showing with respect to each Take-Out Commitment: the type, Investor type, expiration date, price, interest rate and/or required yield, the original amount or aggregate thereof and the portions thereof that have been utilized and the portions thereof that remain available, future contracts, hedged positions, repurchase agreements and profit and loss, indicating the number of Mortgage Loans owned by the Borrower, the aggregate principal balance thereof and the warehouse and pipeline balances (for purposes of this definition, "inventory" means Mortgage Loans owned by the Borrower which have been fully funded or with respect to which the Borrower has paid the full purchase price and "pipeline" means the Mortgage Loans (or applications for Mortgages) as to which the Borrower has made either firm or floating price quotes to purchase or fund but which have not been purchased or funded by the Borrower.

          "Investment": as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

          "Investment Loan": a Mortgage Loan owned by the Borrower and held by the Borrower for investment purposes.

          "Investment Loan Advance":  a loan made by a Working
Capital Lender pursuant to Section 2.03 for the purpose of financing or refinancing the origination or acquisition of an Investment Loan.

          "Investor": any of the Persons listed on Exhibit F and any other bank, trust company, savings and loan association, pension fund, governmental authority, insurance company or other responsible and substantial institutional investor, dealer or securities broker designated by the Borrower and approved by the Administrative Agent and the Collateral and Managing Agent.

          "Leverage Ratio": at the time of any determination, the ratio of (a) an amount equal to the remainder of (i) Total Liabilities, less Permitted Subdebt, less Indebtedness under the Discretionary Notes to (b) the sum of (i) Borrower's Adjusted Tangible Net Worth plus (ii) 50% of the excess, if any, of Harbourton Financial's Adjusted Tangible Net Worth over Borrower's Adjusted Tangible Net Worth.

          "Lien'': any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, now owned or hereafter acquired, of any Person, whether arising by agreement or operation of law.

          "Loan Documents": this Agreement, the Notes, the Warehousing and Discretionary Security Agreement, the Servicing and Working Capital Security Agreement, the Guaranty and Pledge Agreements, the Controlled Disbursement Service Agreement, any Acknowledgement Agreements, any Powers of Attorney and any separate written agreement entered into between the Borrower and any Agent or any Lender pursuant to Section 2.05(a)(i), Section 2.05(d) and/or Section 2.06 and all other agreements, instruments, certificates and other documents at any time executed and delivered pursuant to or in connection herewith or therewith, as the same may be supplemented, amended or otherwise modified from time to time after the Signing Date.

          "Mandatory Servicing Principal Payment":   on each
Servicing Amortization Date other than the final Servicing Amortization Date, an aggregate amount equal to 5% of the aggregate principal amount outstanding under the Servicing Notes on the initial Servicing Amortization Date, and on the final (i.e., the twentieth) Servicing Amortization Date, the aggregate unpaid principal balance outstanding under the Servicing Notes.

          "Mandatory Servicing Principal Prepayment": on any date and after giving effect to the payment of any Mandatory Servicing Principal Payment due and payable on such date, the amount by which (a) the aggregate unpaid principal balance outstanding under the Servicing Notes on such date exceeds (b) the Qualified Servicing Portfolio Value on such date.

          "Material Adverse Event": any event of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially adversely affects the present or reasonably foreseeable prospective financial condition or operations of the Borrower or materially impairs the ability of the Borrower to perform its obligations under the Loan Documents.

          "Mortgage": a mortgage, deed of trust or similar security instrument on real property which has been improved by a completed single family (i.e., one to four family units) dwelling unit (i.e., a detached house, townhouse or condominium).

          "Mortgage Banker's Financial Reporting Form": Form
Number 1002-1055 of the FNMA Seller's Guide.

          "Mortgage Loan": a loan or advance evidenced by a Mortgage Note and secured by the related Mortgage.

          "Mortgage Note": a promissory note which has a term not exceeding 30 years evidencing a loan or advance which is secured by a Mortgage.

          "Mortgage-backed Security": a security (including, without limitation, a participation certificate) that is an interest in a pool of Mortgage Loans or is secured by such an interest and is guaranteed by GNMA or is issued or guaranteed by FNMA or FHLMC.

          "Notes'': the Servicing Notes, the Warehousing Notes, the Working Capital Notes and the Discretionary Notes.

          "Obligations": all obligations, liabilities and Indebtedness of the Borrower to the Administrative Agent and to the Lenders now or hereafter existing under any Loan Document, whether for principal, premium, interest, fees (including, without limitation, commitment fees, facility fees, fees payable to any of the Agents and Balances Deficiency Fees) and other amounts payable to an Agent or a Lender under any separate written agreement entered into between the Borrower and any Agent or any Lender pursuant to Section 2.05(a)(i) or Section 2.05(d), expenses (including, without limitation, the fees, service charges and expenses of legal counsel to the Agents and to the Lenders, subject to the limitations set forth in Section 8.03), costs (including, without limitation, any increased costs or other compensation payable under Section 2.09 or Section 2.10), reimbursement, indemnification or otherwise.

          "Originated Servicing Rights": Servicing Rights with respect to Mortgage Loans originated by the Borrower and capitalized in accordance with FASB 122 (Accounting for Mortgage
Servicing Rights).

          "PBGC": the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any governmental body succeeding to the functions thereof.

          "Permitted Subdebt": Indebtedness of the Borrower held by Harbourton Financial or Harbourton Holdings, L.P. subordinated to the Obligations in the manner and to the extent reasonably required by the Required Lenders pursuant to written subordination agreements satisfactory in form and substance to the Required Lenders (which subordination agreement shall provide, among other things, that such subordinated Indebtedness shall be short-term, unsecured, on market terms and at market rates, used for working capital purposes, and that after the occurrence of a Default or Event of Default, no payments of interest or principal shall be payable with respect thereto, which Indebtedness shall not at any time exceed an aggregate principal amount of $15,000,000.

          "Person": any natural person, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "P&I Advance": a loan made by a Working Capital Lender pursuant to Section 2.03 for the purpose of funding a P&I
Payment.

          "P&I Payment": a recoverable payment of delinquent principal or interest on a Mortgage Loan which is delinquent and which the Borrower is obligated to fund under the terms of a Servicing Contract and the payment of which creates a P&I Payment Receivable.

          "P&I Payment Receivable": as such term is defined in the Servicing and Working Capital Security Agreement.

          "Plan": each "employee pension benefit plan", as such term is defined in Section 3 of ERISA, that is subject to the provisions of Title IV of ERISA and that is maintained on the Signing Date or at any time after the Signing Date for the employees of the Borrower or any ERISA Affiliate.

          "Prohibited Transaction": the respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

          "Pro Rata Share": with respect to each Lender, in each case expressed as a percentage:

          (a) as such term pertains to a Servicing Lender's obligation to make Servicing Advances under Section 2.01, the fraction which its Servicing Commitment Amount is to the total of all the Servicing Commitment Amounts;

          (b) as such term pertains to a Warehousing Lender's obligation to make Warehousing Advances under Section 2.02, the fraction which its Warehousing Commitment Amount is to the total of all the Warehousing Commitment Amounts;

          (c)  as such term pertains to a Working Capital
     Lender's obligation to make Working Capital Advances under
     Section 2.03, the fraction which its Working Capital
     Commitment Amount is to the total of all the Working Capital
     Commitment Amounts;

          (d) as such term pertains to a Servicing Lender's right to receive any payment or prepayment of the principal of its Servicing Note or any payment from the proceeds of Collateral, the fraction which the unpaid principal amount outstanding under its Servicing Note is to the total of the unpaid principal amounts outstanding under all Servicing Notes;

          (e) as such term pertains to a Warehousing Lender's right to receive any payment or prepayment of the principal of its Warehousing Note and any payment from the proceeds of Collateral, the fraction which the unpaid principal amount outstanding under its Warehousing Note is to the total of the unpaid principal amounts outstanding under all Warehousing Notes;

          (f) as such term pertains to a Working Capital Lender's right to receive any payment or prepayment of the principal of its Working Capital Note and any payment from the proceeds of Collateral, the fraction which the unpaid principal amount outstanding under its Working Capital Note is to the total of the unpaid principal amounts outstanding under all Working Capital Notes;

          (g) as such term pertains to a Discretionary Lender's right to receive any payment or prepayment of the principal of its Discretionary Note and any payment from the proceeds of Collateral, the fraction which the unpaid principal amount outstanding under its Discretionary Note is to the total of the unpaid principal amounts outstanding under all Discretionary Notes; and

          (h) as such term pertains to a Lender's obligations under Section 7.09, and for all other purposes with respect to such Lender, the fraction which the total of the unpaid principal amounts outstanding under such Lender's Notes is to the total of the unpaid principal amounts outstanding under all the Notes of all the Lenders or, if no principal amounts are outstanding under any of the Notes of any of the Lenders, then the fraction which the sum of such Lender's Servicing Loan Commitment Amount, Warehousing Commitment Amount and Working Capital Commitment Amount is to the sum of all Servicing Loan Commitment Amounts, Warehousing Commitment Amounts and Working Capital Commitment Amounts of all the Lenders.

          "PWRES":  shall mean Paine Webber Real Estate
Securities Inc., a Delaware corporation.

          "PWRES Financing Agreements": shall mean (i) the mortgage loan repurchase agreement between PWRES and the Borrower, (ii) the mortgage loan purchase agreement between PWRES and the Borrower, and (iii) the servicing advance credit agreement between PWRES and the Borrower.

          "Qualified Servicing Portfolio": at any time, that portion of the Servicing Portfolio with respect to which the Administrative Agent, for the benefit of the Lenders, has a perfected, first-priority security interest (subject only to the rights of the Investors therein) and as to which the requirements of Section 4.18 have been met, excluding subservicing.

          "Qualified Servicing Portfolio Valuation Date": any date as of which a Satisfactory Appraisal is prepared in accordance with Section 4.01(e).

          "Qualified Servicing Portfolio Value": as of any date of determination thereof, an amount equal to 65% of the fair market value of the Qualified Servicing Portfolio as determined by a Satisfactory Appraisal as of the most recent Qualified Servicing Portfolio Valuation Date.

          "Reference Rate": at the time of any determination thereof, the rate per annum which is most recently publicly announced by First Bank as its "reference rate," which may be a rate at, above or below which First Bank lends to other Persons.

          "Regulation D": Regulation D (or any substitute regulations) of the Board (or any successor thereto), together with all amendments from time to time thereto.

          "Regulatory Change": any change after the Effective Date in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lenders under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reportable Event":  as such term is defined in Section
3.09.

          "Required Discretionary Lenders": at any time of determination, Discretionary Lenders whose Discretionary Notes have unpaid principal balances outstanding aggregating at least 66.67% of the total of the unpaid principal balances outstanding under the Discretionary Notes of all Discretionary Lenders.

          "Required Lenders": at any time of determination, Lenders which have

          (a)  Servicing Commitment Amounts, or, if the Servicing
     Conversion Date has occurred or the Servicing Commitments have terminated, Servicing Notes having unpaid principal balances outstanding,

          (b)  Warehousing Commitment Amounts, or, if the
     Warehousing Commitments have terminated, Warehousing Notes having unpaid principal balances outstanding,

          (c)  Working Capital Commitment Amounts, or, if the
     Working Capital Commitments have terminated, Working Capital
     Notes having unpaid principal balances outstanding, and/or

          (e) Discretionary Notes having unpaid principal balances outstanding,

     aggregating at least 66.67% of the total of

               (i) the Servicing Loan Commitment Amounts, or, if the Servicing Conversion Date has occurred or the Servicing Loan Commitments have terminated, the outstanding unpaid principal balances of the Servicing
          Notes,

               (ii) the Warehousing Commitment Amounts, or, if the Warehousing Commitments have terminated, the outstanding unpaid principal balances of the Warehousing Notes,

               (iii) the Working Capital Commitment Amounts, or, if the Working Capital Commitments have terminated, the outstanding unpaid principal balances of the Working
          Capital Notes, and

                    (v)  the outstanding unpaid principal
          balances of the Discretionary Notes,

     of all Lenders.

          "Required Servicing Lenders": at any time of determination, Servicing Lenders which have Servicing Commitment Amounts aggregating at least 66.67% of the total of the Servicing Commitment Amounts of all Servicing Lenders or, if the Servicing Conversion Date has occurred or the Servicing Commitments have terminated, Servicing Lenders whose Servicing Notes have outstanding principal balances aggregating at least 66.67% of the total of the outstanding principal balances of the Servicing Notes of all Servicing Lenders.

          "Required Warehousing Lenders": at any time of determination, Warehousing Lenders which have Warehousing Commitment Amounts aggregating at least 66.67% of the total of the Warehousing Commitment Amounts of all Warehousing Lenders or, if the Warehousing Commitments have terminated, Warehousing Lenders whose Warehousing Notes have outstanding principal balances aggregating at least 66.67% of the total of the outstanding principal balances of the Warehousing Notes of all Warehousing Lenders.

          "Required Working Capital Lenders": at any time of determination, Working Capital Lenders which have Working Capital Commitment Amounts aggregating at least 66.67% of the total of the Working Capital Commitment Amounts of all Working Capital Lenders or, if the Working Capital Commitments have terminated, Working Capital Lenders whose Working Capital Notes have outstanding principal balances aggregating at least 66.67% of the total of the outstanding principal balances of the Working Capital Notes of all Working Capital Lenders.

          "Reserve-Adjusted Balances": for any Balance Calculation Period, with respect to any Lender, an amount obtained by multiplying (a) the average net daily collected noninterest bearing balances of the Borrower on deposit with such Lender during such Balance Calculation Period over and above any balances required to compensate such Lender for services provided by such Lender for said Balance Calculation Period and assessments payable with respect to such balances by such Lender to the Federal Deposit Insurance Corporation (or any successor thereto) for such Corporation's insuring of deposits in dollars made at such Lender for such Balance Calculation Period by (b) a percentage equal to 100% minus the average daily Reserve Percentage in effect for said Balance Calculation Period. For purposes of the foregoing, with respect to the balances maintained by the Borrower with any Lender, "Reserve Percentage" shall mean, on any date of determination, the full reserve requirement percentage as imposed for such day by Regulation D that such Lender determines will be applicable to such balances (including, without limitation, any marginal, emergency, supplemental, special or other reserves if such Lender, in its sole discretion, determines that it is required to maintain at such time).

          "Restricted Payments": with respect to the Borrower, collectively, all dividends or other distributions of any nature (cash, securities (other than common stock of the Borrower), assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by the Borrower, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

          "Satisfactory Appraisal": an appraisal in form satisfactory to the Administrative Agent from Bayview Financial, Inc. or another independent third-party appraiser satisfactory to the Administrative Agent, showing the fair market value of the Qualified Servicing Portfolio and the methodology used by such appraiser in arriving at such fair market value, which methodology shall be consistent with the methodology used in prior Satisfactory Appraisals.

          "Servicing Advance":  as such term is defined in
Section 2.01(a).

          "Servicing Advance Date": the day (which shall be a Business Day) specified by the Borrower in a Confirmation as the date on which it requests the Servicing Lenders to make Servicing
Advances.

          "Servicing Amortization Date": the last day of the third, sixth, ninth and twelfth months following the month in which the Servicing Conversion Date occurs and each anniversary of such first four Servicing Amortization Dates thereafter occurring to and including the nineteenth such Servicing Amortization Date (i.e., the last day of the 57th month following the month in which the Servicing Conversion Date occurs), and the earlier of (a) the last day of the 60th month following the month in which the Servicing Conversion Date occurs or (b) July 17, 2002.

          "Servicing and Working Capital Security Agreement":
the Servicing and Working Capital Security Agreement of even date herewith between the Borrower and the Administrative Agent, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by the Borrower and the Administrative Agent.

          "Servicing Collateral": as such term is defined in the Servicing and Working Capital Security Agreement.

          "Servicing Commitment"': as to any Servicing Lender, the obligation of such Servicing Lender to make a Servicing
Advance pursuant to Section 2.01(a).

          "Servicing Commitment Amount":  as to any Servicing
Lender, the amount set opposite the name of such Servicing Lender under the column entitled "Servicing" on Exhibit E.

          "Servicing Contract": as such term is defined in the Servicing and Working Capital Security Agreement.

          "Servicing Conversion Date":  the earlier of July 28,
1997 or the date on which the Servicing Commitments have been fully advanced by the Servicing Lenders.

          "Servicing Facility": the credit facility provided for in Section 2.01.

          "Servicing Lenders": at any time, Lenders which have outstanding Servicing Commitments and/or unpaid principal balances outstanding under their Servicing Notes.

          "Servicing Note":  as such term is defined in Section
2.01(c).

          "Servicing Portfolio": at any time, all Mortgage Loans that are serviced by the Borrower pursuant to a Servicing
Contract and/or Servicing Rights, including Mortgage Loans owned and serviced by the Borrower which are held for sale to Investors.

          "Servicing Rights": as such term is defined in the Servicing and Working Capital Security Agreement.

          "Subsidiary": as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.

          "Take-Out Commitment":  a Firm Take-Out Commitment or a
Standby Take-Out Commitment, as such terms are defined in Exhibit
D.

          "T&I Advance": a loan made by a Working Capital Lender pursuant to Section 2.03 for the purpose of funding a T&I
Payment.

          "T&I Payment": a recoverable payment of delinquent taxes or insurance with respect to a Mortgage Loan which is delinquent, in foreclosure, in liquidation or in FHA or VA claim process and which the Borrower is permitted or obligated to fund under the terms of a Servicing Contract or under applicable FHA or VA requirements and the payment of which creates a T&I Payment Receivable.

          "T&I Payment Receivable": as such term is defined in the Servicing and Working Capital Security Agreement.

          "Total Liabilities": the sum of the aggregate of all items that would properly be shown as liabilities on any consolidated balance sheet of the Borrower prepared in accordance with GAAP, including, without limitation, Permitted Subdebt.

          "Transferee":  as such term is defined in Section 8.06.

          "Transferred Interest":  as such term is defined in
Section 8.06.

          "VA": the Department of Veterans Affairs and any successor thereto.

          "Warehousing Advance":  a loan made by a Warehousing
Lender to the Borrower pursuant to Section 2.02(a).

          "Warehousing Advance Date": the day (which shall be a Business Day) specified by the Borrower in a Confirmation as the date on which it requests the Warehousing Lenders to make
Warehousing Advances or First Bank to make a Warehousing Swing
Line Advance.

          "Warehousing and Discretionary Security Agreement":
the Warehousing and Discretionary Security Agreement of even date herewith between the Borrower and the Collateral and Managing Agent, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by the Borrower and the Collateral and Managing Agent.

          "Warehousing Borrowing Base": as of any Warehousing Advance Date or any other date of determination, an amount equal to 100% of the Warehousing Collateral Value of the Warehousing Collateral as determined by the Collateral and Managing Agent from its records.

          "Warehousing Collateral": as such term is defined in the Warehousing and Discretionary Security Agreement.

          "Warehousing Collateral Value": on the date of any determination with respect to the Warehousing Collateral, as determined by the Collateral and Managing Agent in accordance with the provisions of Exhibit D.

          "Warehousing Commitment" as to any Warehousing Lender, the obligation of such Warehousing Lender to make Warehousing
Advances pursuant to Section 2.02(a).

          "Warehousing Commitment Amount": as to any Warehousing Lender, the amount set opposite such Warehousing Lender's name under the column entitled "Warehousing" on Exhibit E, or such lesser amount to which such Warehousing Lender's Warehousing Commitment Amount may be reduced in accordance with Section 2.02(i)(ii) or pursuant to an assignment made in accordance with
Section 8.06.

          "Warehousing Facility": the credit facility provided for in Section 2.02.

          "Warehousing Lenders": at any time, Lenders which have outstanding Warehousing Commitments and/or outstanding
Warehousing Advances (and/or, in the case of First Bank, outstanding Warehousing Swing Line Advances) under their
Warehousing Notes.

          "Warehousing Note":  as such term is defined in Section
2.02(d).

          "Warehousing Swing Line Advance":  a loan made by First
Bank to the Borrower pursuant to Section 2.02(b).

          "Warehousing Swing Line Facility": the discretionary revolving credit facility provided by First Bank to the Borrower described in Section 2.02(b).

          "Warehousing Termination Date": the earliest of (a) July 28, 1997, (b) the date on which the Warehousing Commitments are terminated or the Warehousing Commitment Amounts are reduced to zero pursuant to Section 2.02(i), and (c) the date on which the Warehousing Commitments are terminated pursuant to Section 6.02.

          "Western Sunrise":  Western Sunrise Holdings, L.P. a
Delaware limited partnership, its successors and assigns.

          "Wet Funding Collateral Account":  account number 1731-
0097-1261 of the Borrower with the Administrative Agent, which shall be under the sole dominion and control of the Administrative Agent for the benefit of the Lenders.

          "Working Capital Advance":  a P&I Advance, a T&I
Advance, a Foreclosure Advance or an Investment Loan Advance.

          "Working Capital Advance Date": the day (which shall be a Business Day) specified by the Borrower in a Confirmation as the date on which it requests the Working Capital Lenders to make Working Capital Advances or First Bank to make a Working Capital Swing Line Advance.

          "Working Capital Borrowing Base":  as of any Working
Capital Advance Date or any other date of determination, an amount equal to 100% of the Working Capital Collateral Value of the Working Capital Collateral as determined by the Administrative Agent from its records.

          "Working Capital Collateral": as such term is defined in the Servicing and Working Capital Security Agreement.

          "Working Capital Collateral Value": on the date of any determination with respect to the Working Capital Collateral, as determined by the Administrative Agent in accordance with the provisions of Exhibit D.

          "Working Capital Commitment":  as to any Working
Capital Lender, the obligation of such Working Capital Lender to make Working Capital Advances pursuant to Section 2.04(a).

          "Working Capital Commitment Amount": as to any Working Capital Lender, the amount set opposite such Working Capital Lender's name under the column entitled "Working Capital" on Exhibit E, or such lesser amount to which such Working Capital Lender's Commitment Amount may be reduced in accordance with
Section 2.04(i)(ii) or pursuant to an assignment made in accordance with Section 8.06.

          "Working Capital Facility": the credit facility provided for in Section 2.03.

          "Working Capital Lenders": at any time, Lenders which have outstanding Working Capital Commitments and/or outstanding
Working Capital Advances under their Working Capital Notes.

          "Working Capital Note":  as such term is defined in
Section 2.03(c).

          "Working Capital Termination Date":  the earliest of
(a) July 28, 1997, (b) the date on which the Working Capital Commitments are terminated or the Working Capital Commitment Amounts are reduced to zero pursuant to Section 2.03(i) and (c) the date on which the Working Capital Commitments are terminated pursuant to Section 6.02.

          1.02 Accounting Terms. All accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except as otherwise provided herein. To the extent any change in GAAP after the date of this Agreement affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Required Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

          1.03 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

          1.04 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and like references are to this Agreement unless otherwise specified. Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

          SECTION 2.  THE CREDIT FACILITIES.

          2.01  The Servicing Facility.

               (a) Servicing Commitments. Upon the terms and subject to the conditions hereinafter set forth, until the Servicing Conversion Date, each Servicing Lender agrees, severally but not jointly, to lend (and upon repayment prior to the Servicing Conversion Date, to relend) to the Borrower, at such times and in such amounts as the Borrower shall request, up to an aggregate principal amount at any time outstanding not to exceed such Servicing Lender's Servicing Commitment Amount, subject to the following limitations:

                         (i)  the aggregate principal amount of
          each Servicing Lender's Servicing Advances shall not exceed its Servicing Commitment Amount; and

                         (ii)  the aggregate principal amount
          outstanding under the Servicing Notes after the making of any requested Servicing Advances shall not exceed the Qualified Servicing Portfolio Value (including any portion of the Qualified Servicing Portfolio acquired with the proceeds of such Servicing Advances).

               (b) Making the Servicing Advances. The Borrower shall give the Administrative Agent telephonic notice of each request for Servicing Advances not later than 11:00 a.m. (Minneapolis time) on the Servicing Advance Date for such Servicing Advances, specifying whether such Servicing Advances are to be funded as Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Alternate Base Rate Borrowings; provided, however, that any portion of a Servicing Advance with respect to which no such designation has been made by the Borrower shall be funded as an Alternate Base Rate Borrowing; and provided, further, that such designation or, in the absence of such designation, the immediately preceding proviso clause shall be effective only with respect to that portion of the installments of the Servicing Advance of a Servicing Lender other than First Bank which is not to be funded as a Designated Fixed Rate Borrowing in accordance with Section 2.05(d). Such notice shall be given by telex, telegram or telecopier or by telephone (promptly confirmed in writing by the delivery to the Administrative Agent of a Confirmation). The Administrative Agent shall, by not later than 12:00 noon (Minneapolis time) on the date on which such notice is received by it from the Borrower, notify each Servicing Lender of such request, of such Servicing Lender's Pro Rata Share of the Servicing Advances requested, the applicable Servicing Advance Date therefor, and whether such Servicing Lender's Servicing Advance is to be funded as a Floating Eurodollar Rate Borrowing, a Fixed Rate Borrowing or an Alternate Base Rate Borrowing. Each Servicing Lender shall deposit into the Collateral Account, in Immediately Available Funds, by not later than 3:00 p.m. (Minneapolis time) on the applicable Servicing Advance Date the amount of the Servicing Advance to be made by such Servicing Lender. Each request for Servicing Advances shall be deemed to be a representation by the Borrower that (i) no Default or Event of Default has occurred or will exist upon the funding of the requested installments and (ii) the representations and warranties contained in Section 3, in Section 5 of the Warehousing and Discretionary Security Agreement and in
     Section 5 of the Servicing and Working Capital Security Agreement are true and correct on and as of the date of such request as if made on and as of the date of such request. Upon the deposit of the Servicing Advances in the Collateral Account on the applicable Servicing Advance Date, the Administrative Agent shall transfer the proceeds thereof to the account or accounts designated by the Borrower in its notice to the Administrative Agent.

               (c) Servicing Notes. The Servicing Advances made by each Servicing Lender shall be evidenced by the Borrower's promissory note in the form of Exhibit G (each a "Servicing Note"), which shall be made payable to the order of such Servicing Lender and shall mature on the final (i.e., the twentieth) Servicing Amortization Date. The aggregate amount of the Servicing Advances made by a Servicing Lender less all repayments of principal thereof shall be the principal amount owing and unpaid on such Servicing Lender's Servicing Note. The principal amount of each Servicing Advance made by a Servicing Lender and all principal payments and prepayments thereof may be noted by such Servicing Lender on a schedule attached to its Servicing Note and shall be entered by such Servicing Lender on its ledgers and computer records; provided, that the failure of any Servicing Lender to make such notations or entries shall not affect the principal amount owing and unpaid on its Servicing Note. The entries made by a Servicing Lender on its ledger and computer records and any notations made by a Servicing Lender on any such schedule annexed to its Servicing Note shall be presumed accurate until the contrary is established.

                    (d)  Payment and Prepayment of Principal of
     the Servicing Notes.

                         (i)  On each Servicing Amortization Date
               the Borrower will pay to the Administrative Agent, for the accounts of the Servicing Lenders, the applicable Mandatory Servicing Principal Payment, and the Administrative Agent shall distribute to each Servicing Lender its Pro Rata Share thereof.

                                   (ii)  If, at any time, the
               total of the unpaid principal balances outstanding under the Servicing Notes exceeds the Qualified Servicing Portfolio Value (as determined by the Administrative Agent from its records), the Borrower shall immediately make principal payments on the Servicing Notes in an aggregate amount equal to such excess, and the Administrative Agent shall distribute to each Servicing Lender its Pro Rata Share thereof.

                                   (iii)  If any Investor
               (including, without limitation, FNMA, FHLMC and GNMA) for whom the Borrower performs Servicing Rights that are included in the Qualified Servicing Portfolio shall disaffirm, repudiate or fail to perform or comply with, in any material aspect, its obligations under any Acknowledgement Agreement or shall deny, contest or refuse to give effect to the security interest granted to the Administrative Agent, for the benefit of the Lenders, in any of such Servicing Rights or in any related Servicing Contract, the Borrower shall, upon demand by the Administrative Agent given at the direction of the Required Servicing Lenders, immediately prepay the Servicing Notes in an aggregate amount equal to the product of the total unpaid principal balances outstanding under the Servicing Notes multiplied by a fraction the numerator of which is the portion of the Qualified Servicing Portfolio Value of the Servicing Rights pertaining to such Investor and the denominator of which is the total Qualified Servicing Portfolio Value, which prepayment shall be paid by the Borrower to the Administrative Agent for the accounts of the Servicing Lenders and the Administrative Agent shall distribute to each Servicing Lender its Pro Rata Share thereof.

                         (iv)  The Borrower shall have the right
               to prepay the Servicing Notes in whole or in part on two Business Days' notice to the Administrative Agent, which prepayment shall be paid to the Administrative Agent for the accounts of the Servicing Lenders and the Administrative Agent shall distribute to each Servicing Lender its Pro Rata Share thereof.

                         (v)  All amounts received by each
               Servicing Lender as a partial prepayment on its Servicing Note shall be applied to the installments of principal of such Servicing Note in the inverse order of their maturities.

                         (vi)  Amounts paid or prepaid on the
               Servicing Notes on or after the Servicing
               Conversion Date may not be reborrowed.

                         (vii)  The Borrower shall promptly send
               the Administrative Agent a Confirmation confirming any payment or prepayment of principal made on the Servicing Notes.

               (e) Use of Proceeds of Servicing Advances. The proceeds of the initial Servicing Advances will be used to repay the principal of the "Tranche A Loans" and "Tranche B Loans" (as such terms are defined in the Existing Servicing Credit Agreement) outstanding under the Existing Servicing Credit Agreement on the Effective Date. The proceeds of all subsequent Servicing Advances will be used by the Borrower solely to finance or refinance the origination or acquisition of Servicing Rights, all of which must be eligible for inclusion, and, at the time of the Borrower's acquisition thereof, be included, in the Qualified Servicing Portfolio.

               (f) Facility Fees. The Borrower shall pay to the Administrative Agent for the account of each Servicing Lender on the Signing Date a facility fee equal to the product of such Servicing Lender's Servicing Commitment Amount multiplied by a percentage based upon the maximum Servicing Commitment Amount which such Servicing Lender originally offered in writing to provide in connection with the Administrative Agent's syndication of the credit facilities contemplated by this Agreement (irrespective of the Servicing Commitment Amount actually allocated to such Servicing Lender), as set forth in the following table:
             Maximum Servicing                         Commitment
        Commitment Amount                         Fee Percentage
Offered

                                             $15,000,000 or          0.15%
more
                                             $10,000,00 or
more but less                                than                    0.10%
$15,000,000
                                             $5,000,000 or
more but less                                than                    0.05%
$10,000,000
               (g) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Servicing
     Lender commitment fees at the rate of one-eighth of one percent (0.125%) per annum on the unused portion of such Servicing Lender's Servicing Commitment Amount, payable in arrears on the first day of each calendar quarter, commencing October 1, 1996.

          2.02  The Warehousing Facility and Warehousing Swing
Line Facility.

               (a) Warehousing Commitments. Upon the terms and subject to the conditions of this Agreement, until the Warehousing Termination Date, each Warehousing Lender agrees, severally but not jointly, to lend (and upon repayment, relend) to the Borrower, at such times and in such amounts as the Borrower shall request, up to an aggregate principal amount at any time outstanding not to exceed such Warehousing Lender's Warehousing Commitment Amount, subject to the following limitations:

                         (i)  the aggregate principal amount of
          Warehousing Advances and Warehousing Swing Line Advances at any time outstanding shall not exceed the sum of the Warehousing Commitment Amounts of all the Warehousing Lenders; and

                         (ii)  the aggregate principal amount of
          Warehousing Advances and Warehousing Swing Line
          Advances at any time outstanding shall not exceed the Warehousing Borrowing Base, as determined by the Collateral and Managing Agent from its records.

     The Warehousing Lenders shall not be obligated to make Warehousing Advances if any of the applicable conditions precedent set forth in Section 5 has not been satisfied or if, after giving effect thereto, any of the foregoing limitations would be exceeded. The failure of any one or more of the Warehousing Lenders to make a Warehousing Advance in accordance with its Warehousing Commitment shall not relieve the other Warehousing Lenders of their several obligations hereunder, but no Warehousing Lender shall be liable with respect to the obligation of any other Warehousing Lender hereunder or be obligated in any event to make Warehousing Advances in excess of its Warehousing Commitment Amount.

               (b)  Discretionary Warehousing Swing Line
     Facility. Upon the terms and subject to the conditions of this Agreement, until the Warehousing Termination Date, First Bank, in its sole discretion, may lend to the Borrower at such times and in such amounts as the Borrower shall request, up to an aggregate principal amount at any time outstanding equal to First Bank's Warehousing Commitment Amount less the principal amount outstanding under First Bank's Warehousing Note; provided, that First Bank will not make a Warehousing Swing Line Advance if (i) after giving effect thereto, either of the limitations set forth in Sections 2.02(a)(i) or 2.02(a)(ii) would be exceeded, or
     (ii) one or more of the conditions precedent set forth in
     Section 5 for the making of a Warehousing Advance have not been satisfied.

               (c) Manner of Borrowing. The Borrower shall give the Administrative Agent telephonic notice of each request for Warehousing Advances or Warehousing Swing Line Advances, as the case may be, not later than 12:00 noon (Minneapolis time) on the applicable Warehousing Advance Date, in the case of Warehousing Advances, and not later than 3:00 p.m. (Minneapolis time) on such Warehousing Advance Date, in the case of Warehousing Swing Line Advances, specifying the aggregate amount of Warehousing Advances or Warehousing Swing Line Advances requested and whether such Warehousing Advances or Warehousing Swing Line Advances are to be funded as Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Alternate Base Rate Borrowings; provided, that any portion of a Warehousing Advance or Warehousing Swing Line Advance not so designated shall be funded as an Alternate Base Rate Borrowing; and provided, further, that such designation or, in the absence of such designation, the preceding proviso clause shall be effective only with respect to that portion of the Warehousing Advances of a Lender other than First Bank which is not to be funded as a Designated Fixed Rate Loan in accordance with Section 2.05(d). The Borrower shall promptly confirm any such request by delivering to the Administrative Agent a duly completed and executed Confirmation. The Administrative Agent shall, by not later than 1:00 p.m. (Minneapolis time) on the date on which a request for Warehousing Advances is received by it from the Borrower, notify each Warehousing Lender of such request, of such Warehousing Lender's Pro Rata Share of the Warehousing Advances requested, the applicable Warehousing Advance Date therefor, and whether such Warehousing Lender's Warehousing Advances are to be funded as Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Alternate Base Rate Borrowings. Each Warehousing Lender shall deposit into the Collateral Account in Immediately Available Funds by not later than 3:00 p.m. (Minneapolis time) on said Warehousing Advance Date the total amount of the Warehousing Advance or Advances to be made by such Warehousing Lender. First Bank shall, not later than 4:00 p.m. (Minneapolis time) on the Warehousing Advance Date on which it makes any Warehousing Swing Line Advance, deposit the amount thereof into the Collateral Account. Unless the Administrative Agent shall have received notice from a Warehousing Lender prior to 3:00 p.m. (Minneapolis time) on the date any Warehousing Advances are to be made that such Lender will not make available to the Administrative Agent the Warehousing Advances to be made by such Lender on such date, the Administrative Agent may assume that such Lender has made such Warehousing Advances available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender. If a Warehousing Lender shall not have timely given such a notice, and to the extent such Lender shall not have so made available to the Administrative Agent the Warehousing Advance to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been repaid to the Administrative Agent. If such Warehousing Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.05. Each request for Warehousing Advances or Warehousing Swing Line Advances shall be deemed to be a representation by the Borrower that
     (i) no Default or Event of Default has occurred or will exist upon the making of the requested Warehousing Advances or Warehousing Swing Line Advances and (ii) the representations and warranties contained in Section 3, in
     Section 5 of the Warehousing and Discretionary Security Agreement and in Section 5 of the Servicing and Working Capital Security Agreement are true and correct with the same force and effect as if made on and as of the date of such request. Upon the deposit of the Warehousing Advances and/or Warehousing Swing Line Advance in the Collateral Account on the applicable Warehousing Advance Date, the Administrative Agent shall transfer the proceeds thereof to the account or accounts designated by the Borrower in its notice to the Administrative Agent.

               (d) Warehousing Notes. Warehousing Advances made by each Warehousing Lender and, in the case of First Bank, Warehousing Swing Line Advances shall be evidenced by the Borrower's promissory note in the form of Exhibit H (each a "Warehousing Note"), which shall be made payable to the order of such Warehousing Lender and shall mature on the Warehousing Termination Date. The aggregate amount of the Warehousing Advances made by a Warehousing Lender under its Warehousing Note less all repayments of principal thereof shall be the principal amount owing and unpaid on such Warehousing Note. The principal amount of each Warehousing Advance made by a Warehousing Lender and each Warehousing Swing Line Advance made by First Bank and all principal payments and prepayments thereof may be noted by such Warehousing Lender on a schedule attached to its Warehousing Note and shall be entered by such Warehousing Lender on its ledgers and computer records; provided, that the failure of any Warehousing Lender to make such notations or entries shall not affect the principal amount owing and unpaid on its Warehousing Note. The entries made by a Warehousing Lender on its ledgers and computer records and any notations made by such Warehousing Lender on any such schedule annexed to its Warehousing Note shall be presumed to be accurate until the contrary is established.

               (e)  Payment and Prepayment of Warehousing Notes.
     The Borrower shall pay the principal of the Warehousing
     Notes as follows:

                    (i)  Mandatory Payments.  The entire unpaid
          principal balance of each Warehousing Lender's
          Warehousing Note shall be due and payable on the Warehousing Termination Date.

                    (ii)  Mandatory Prepayments.  If, at any
          time, the total of the unpaid principal amounts outstanding under the Warehousing Notes exceeds the lesser of the total of the Warehousing Commitment Amounts or the Warehousing Borrowing Base (as determined by the Collateral and Managing Agent from its records), the Borrower shall immediately make principal prepayments on the Warehousing Notes in an aggregate amount equal to the amount of such excess, which aggregate amount shall be paid to the Administrative Agent and distributed (A) first, to First Bank as a prepayment on the principal balance of any Warehousing Swing Line Advances outstanding under First Bank's Warehousing Note and (B) after repayment in full of any Warehousing Swing Line Advances outstanding under First Bank's Warehousing Note, to the Warehousing Lenders ratably on the basis of each Warehousing Lender's Pro Rata Share thereof.

                    (iii)  Optional Prepayments.  The Borrower
          shall have the right to prepay the outstanding principal balances of the Warehousing Notes in whole or in part at any time and from time to time, each such principal prepayment to be paid to the Administrative Agent and distributed (A) first, to First Bank as a prepayment on the principal balance of any Warehousing Swing Line Advances outstanding under First Bank's Warehousing Note and (B) after repayment in full of the Warehousing Swing Line Advances outstanding under First Bank's Warehousing Note, to the Warehousing Lenders ratably on the basis of each Warehousing Lender's Pro Rata Share thereof.

                    (iv)  Confirmation.  The Borrower shall
          promptly send the Administrative Agent a Confirmation confirming any payment or prepayment of principal made on the Warehousing Notes.

               (f)  Refinancing of Warehousing Swing Line
     Advances.

                    (i)  Permitted Refinancings of Warehousing
          Swing Line Advances. First Bank, at any time in its sole and absolute discretion, may, upon notice given to each other Warehousing Lender by not later than 1:00 p.m. (Minneapolis time) on any Business Day, request that each Warehousing Lender (including First Bank) make a Warehousing Advance in an amount equal to its Pro Rata Share of the portion of the aggregate unpaid principal amount of any outstanding Warehousing Swing Line Advances for the purpose of refinancing such Warehousing Swing Line Advances.

                    (ii)  Mandatory Refinancings of Warehousing
          Swing Line Advances. Not later than 1:00 p.m. (Minneapolis time) on the second Business Day of each week, First Bank will notify each other Warehousing Lender of the aggregate amount of Warehousing Swing Line Advances which are then outstanding and the amount of Warehousing Advances required to be made by each Warehousing Lender (including First Bank) to refinance such outstanding Warehousing Swing Line Advances (which shall be in the amount of each Warehousing Lender's Pro Rata Share of such outstanding Warehousing Swing Line Advances).

                         (iii)  Warehousing Lenders' Obligation
          to Fund Refinancings of Warehousing Swing Line Advances. Upon the giving of notices by First Bank under Section 2.02(f)(i) or 2.02(f)(ii), each Warehousing Lender (including First Bank) shall make a Warehousing Advance in an amount equal to its Pro Rata Share of the aggregate principal amount of Warehousing Swing Line Advances to be refinanced, and deposit the proceeds of such Warehousing Advances into the Collateral Account, in Immediately Available Funds, by not later than 3:00 p.m. (Minneapolis time) on the date such notice was received; provided, however, that a Warehousing Lender shall not be obligated to make any such Warehousing Advance unless (A) First Bank believed in good faith that all conditions to making the subject Warehousing Swing Line Advance were satisfied at the time such Warehousing Swing Line Advance was made, or
          (B) if the conditions to such Warehousing Advance were not satisfied, such Warehousing Lender had actual knowledge, by receipt of the statements furnished to it pursuant to Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify First Bank in a writing received by First Bank prior to the time it made such Warehousing Swing Line Advance that First Bank was not authorized to make a Warehousing Swing Line Advance until such condition has been satisfied, or (C) the satisfaction of any such condition that was not satisfied had been waived in a writing by the Required Warehousing Lenders prior to or at the time such Warehousing Swing Line Advance was made. The proceeds of Warehousing Advances made pursuant to the preceding sentence shall be paid to First Bank (and not to the Borrower) and applied to the payment of principal of the outstanding Warehousing Swing Line Advances, and the Borrower authorizes the Administrative Agent to charge the Borrower's operating account or any other account (other than escrow or custodial accounts) maintained by it with the Administrative Agent (up to the amount available therein) in order to immediately pay First Bank the principal amount of such Warehousing Swing Line Advances to the extent amounts received from the other Warehousing Lenders are not sufficient to repay in full the principal of the outstanding Warehousing Swing Line Advances requested or required to be refinanced. Upon the making of a Warehousing Advance by a Warehousing Lender pursuant to this Section 2.02(f)(iii), the amount so funded shall become due under such Warehousing Lender's Warehousing Note and the outstanding principal amount of the Warehousing Swing Line Advances shall be correspondingly reduced. If any portion of any such amount paid to First Bank should be recovered by or on behalf of the Borrower from First Bank in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Warehousing Lenders in the manner contemplated by
          Section 7.11. Each Warehousing Lender's obligation to make Warehousing Advances referred to in this Section 2.02(f)(iii) shall, subject to the proviso to the first sentence of this Section 2.02(f)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Warehousing Lender may have against First Bank, the Borrower or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower; (4) any breach of this Agreement by the Borrower, the Administrative Agent or any Lender; or
          (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Warehousing Lender be obligated to make a Warehousing Advance if, after giving effect thereto, the outstanding principal balance of such Warehousing Lender's Warehousing Note would exceed its Warehousing Commitment Amount.

                    (iv)  Funding of Warehousing Advances.  Each
          Warehousing Advance made to refund a Warehousing Swing Line Advance pursuant to Section 2.02(f)(iii) shall be funded as an Alternate Base Rate Borrowing, Floating Eurodollar Rate Borrowing or Fixed Rate Borrowing as designated by the Borrower, but if not so designated, then as an Alternate Base Rate Borrowing.

               (g) Facility Fees. The Borrower shall pay to the Administrative Agent for the account of each Warehousing Lender, for the period ending on the Warehousing Termination Date, a facility fee at the rate of one-eighth of one percent (0.125%) per annum on such Warehousing Lender's Warehousing Commitment Amount, whether used or unused, which facility fee shall be payable by the Borrower in advance on the first Business Day of each month, commencing August 1, 1996.

               (h) Use of Proceeds. The proceeds of the initial Warehousing Advances will be used to repay the principal of the "Tranche A Loans" and "Swing-Line Loans" (as such terms are defined in the Existing Warehouse Credit Agreement) outstanding under the Existing Warehouse Credit Agreement on the Effective Date. The proceeds of subsequent Warehousing Advances and Warehousing Swing Line Advances will be used by the Borrower to finance or refinance the acquisition or origination of Mortgage Loans by the Borrower.

               (i)  Termination and Reduction of Warehousing
     Commitments.

                                   (i)  Termination.  The
          Borrower shall have the right, prior to any termination of the Warehousing Commitments pursuant to Section 6.02, to terminate the Warehousing Commitments of all (but not less than all) Warehousing Lenders by giving the Administrative Agent notice in writing, specifying the date on which the Warehousing Commitments are to terminate, which notice shall be effective upon receipt by the Administrative Agent and which termination date shall not be earlier than 30 days after the date on which such notice is received by the Administrative Agent. The Administrative Agent shall give telephonic notice (confirmed in writing) to each Warehousing Lender of the Agent's receipt of a notice of termination of the Warehousing Commitments given by the Borrower by not later than the Agent's close of business on the second Business Day following the date of receipt of such notice by the Administrative Agent. Notwithstanding the foregoing, any termination of the Commitments pursuant to Section 6.02 shall supersede any notice of termination under this Section 2.02(i)(i). Once the Warehousing Commitments have been terminated, they may not be reinstated.
                                   (ii)  Reduction.  The Borrower
          shall have the right at any time upon at least 30 days' prior written notice to the Administrative Agent to reduce the Warehousing Commitment Amounts of all (but not less than all) Warehousing Lenders, which reduction shall be applied pro rata among the Warehousing Lenders in proportion to their respective Warehousing Commitment Amounts; provided, that the aggregate amount of each such reduction in the Warehousing Commitment Amounts shall be in a minimum amount of $5,000,000 or an integral multiple in excess thereof for all Warehousing Commitments; and provided, further, that no such reduction shall reduce the aggregate of the Warehousing Commitment Amounts to less than the aggregate principal amount outstanding under the Warehousing Notes. The Administrative Agent shall give telephonic notice (confirmed in writing) to each Warehousing Lender of the Agent's receipt of a notice of reduction of the Warehousing Commitments given by the Borrower by not later than the Agent's close of business on the second Business Day following receipt of such notice by the Administrative Agent. Once the Warehousing Commitment Amounts have been reduced, they may not be reinstated.

          2.03  The Working Capital Facility.

               (a) Working Capital Commitments. Upon the terms and subject to the conditions of this Agreement, until the Working Capital Termination Date, each Working Capital Lender agrees, severally but not jointly, to lend (and upon repayment, relend) to the Borrower, at such times and in such amounts as the Borrower shall request, up to an aggregate principal amount at any time outstanding equal to such Working Capital Lender's Working Capital Commitment Amount, subject to the following limitations:

                                   (i)  the aggregate principal
          amount of Working Capital Advances and Working Capital Swing Line Advances at any time outstanding shall not exceed the sum of the Working Capital Commitment Amounts of all the Working Capital Lenders;

                                   (ii)  the aggregate principal
          amount of Working Capital Advances and Working Capital Swing Line Advances at any time outstanding shall not exceed the Working Capital Borrowing Base as determined by the Administrative Agent from its records.)

                                   (iii)  the principal amount of
          P&I Advances applied to fund any P&I Payment shall not exceed 95% of the P&I Payment Receivable resulting from such P&I Payment, and the aggregate principal amount of P&I Advances at any time outstanding shall not exceed $15,000,000;

                                   (iv)  the principal amount of
          T&I Advances applied to fund any T&I Payment shall not exceed 90% of the T&I Payment Receivable resulting from such T&I Payment, the principal amount of Foreclosure Advances applied to fund any Foreclosure Payment shall not exceed 90% of the Foreclosure Payment Receivable resulting from such Foreclosure Payment, and the total of the aggregate principal amount of T&I Advances plus the aggregate principal amount of Foreclosure Advances at any time outstanding shall not exceed $25,000,000; and

                                   (v)  the principal amount of
          Investment Loan Advances applied to finance or refinance the origination or acquisition of any Investment Loan shall not exceed 80% of the Working Capital Collateral Value of such Investment Loan, and the aggregate principal amount of Investment Loan Advances at any time outstanding shall not exceed $5,000,000.

     The Working Capital Lenders shall not be obligated to make Working Capital Advances if, after giving effect thereto, any of the foregoing limitations would be exceeded. The failure of any one or more of the Working Capital Lenders to make a Working Capital Advance in accordance with its Working Capital Commitment shall not relieve the other Working Capital Lenders of their several obligations hereunder, but no Working Capital Lender shall be liable with respect to the obligation of any other Working Capital Lender hereunder or be obligated in any event to make Working Capital Advances in excess of its Working Capital Commitment Amount.

               (b) Discretionary Working Capital Swing Line Facility. Upon the terms and subject to the conditions of this Agreement, until the Working Capital Termination Date, First Bank, in its sole discretion, may lend to the Borrower at such times and in such amounts as the Borrower shall request, up to an aggregate principal amount at any time outstanding equal to First Bank's Working Capital Commitment Amount less the principal amount outstanding under First Bank's Working Capital Note; provided, that First Bank will not make a Working Capital Swing Line Advance if (i) after giving effect thereto, either of the limitations set forth in Sections 2.03(a)(i) or 2.03(a)(ii) would be exceeded, or
     (ii) one or more of the conditions precedent set forth in
     Section 5 for the making of a Working Capital Advance have not been satisfied.

               (c) Manner of Borrowing. The Borrower shall give the Administrative Agent telephonic notice of each request for Working Capital Advances or Working Capital Swing Line Advances not later than 11:00 a.m. (Minneapolis time) on the applicable Working Capital Advance Date, specifying the aggregate amount of Working Capital Advances requested, the Working Capital Advances or Working Capital Swing Line Advances to be made by each Working Capital Lender, whether such Working Capital Advances or Working Capital Swing Line Advances are P&I Advances, T&I Advances, Foreclosure Advances and/or Investment Loan Advances, and the portions of such Working Capital Advances that are to be funded as Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Alternate Base Rate Borrowings; provided, that any portion of a Working Capital Advance or Working Capital Swing Line Advance not so designated shall be funded as an Alternate Base Rate Borrowing; and provided, further, that such designation or, in the absence of such designation, the preceding proviso clause, shall be effective only with respect to that portion of the outstanding Working Capital Advances of a Lender other than First Bank which is not to be funded as a Designated Fixed Rate Advance in accordance with Section 2.05(d). The Borrower shall promptly confirm any such request by delivering to the Administrative Agent a duly completed and executed Confirmation. The Administrative Agent shall, by not later than 12:00 noon (Minneapolis time) on the date on which such request for Working Capital Advances is received by it from the Borrower, notify each Working Capital Lender of such request, of such Working Capital Lender's Pro Rata Share of the Working Capital Advances requested, the applicable Working Capital Advance Date therefor, and the portions of such Working Capital Lender's Working Capital Advances that are to be funded as Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Alternate Base Rate Borrowings. Each Working Capital Lender shall deposit into the Collateral Account in Immediately Available Funds by not later than 3:00 p.m. (Minneapolis time) on said Working Capital Advance Date the total amount of the Working Capital Advances to be made by such Working Capital Lender. Unless the Administrative Agent shall have received notice from a Working Capital Lender prior to 3:00 p.m. (Minneapolis time) on the date any Working Capital Advances are to be made that such Lender will not make available to the Administrative Agent the Working Capital Advances to be made by such Lender on such date, the Administrative Agent may assume that such Lender has made such Working Capital Advances available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender. If a Working Capital Lender shall not have timely given such a notice, and to the extent such Lender shall not have so made available to the Administrative Agent the Working Capital Advances to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been repaid to the Administrative Agent. If such Working Capital Lender does not pay such corresponding amount promptly upon the Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.05. First Bank shall, not later than 3:00 p.m. (Minneapolis time) on the Working Capital Advance Date on which it makes any Working Capital Swing Line Advance, deposit the amount thereof into the Collateral Account. Each request for Working Capital Advances shall be deemed to be a representation by the Borrower that (i) no Default or Event of Default has occurred or will exist upon the making of the requested Working Capital Advances and
     (ii) the representations and warranties contained in
     Section 3, in Section 5 of the Warehousing and Discretionary Security Agreement and in Section 5 of the Servicing and Working Capital Security Agreement, are true and correct with the same force and effect as if made on and as of the date of such request. Upon the deposit of the Working Capital Advances in the Collateral Account on the applicable Working Capital Advance Date, the Administrative Agent shall transfer the proceeds thereof to the account or accounts designated by the Borrower in its notice to the Administrative Agent.

               (d)  Working Capital Notes.  Working Capital
     Advances made by each Working Capital Lender and, in the case of First Bank, Working Capital Swing Line Advances shall be evidenced by the Borrower's promissory note in the form of Exhibit I (each a "Working Capital Note"), which shall be made payable to the order of such Working Capital Lender and shall mature on the Working Capital Termination Date. The aggregate amount of the Working Capital Advances and, in the case of First Bank, Working Capital Swing Line Advances made by a Working Capital Lender under its Working Capital Note less all repayments of principal thereof shall be the principal amount owing and unpaid on such Working Capital Note. The principal amount of each Working Capital Advance and, in the case of First Bank, Working Capital Swing Line Advance made by a Working Capital Lender and all principal payments and prepayments thereof may be noted by such Working Capital Lender on a schedule attached to its Working Capital Note and shall be entered by such Lender on its ledgers and computer records; provided, that the failure of any Working Capital Lender to make such notations or entries shall not affect the principal amount owing and unpaid on its Working Capital Note. The entries made by a Working Capital Lender on its ledgers and computer records and any notations made by such Working Capital Lender on any such schedule annexed to its Working Capital Note shall be presumed to be accurate until the contrary is established.

               (e)  Payment and Prepayment of Working Capital
     Advances. The Borrower shall pay the principal of the Working Capital Notes as follows:

                    (i)  Mandatory Payment.  The entire unpaid
          principal balance of each Working Capital Lender's
          Working Capital Note shall be due and payable on the Working Capital Termination Date.

                    (ii)  Mandatory Prepayments.  Principal of
          the Working Capital Notes shall be subject to mandatory prepayment as follows:

                                   (A)  If, at any time, the
               aggregate principal amount of all Working Capital Advances outstanding exceeds the lesser of the total of the Working Capital Commitment Amounts or the Working Capital Borrowing Base (as determined by the Administrative Agent from their records), the Borrower shall immediately make principal prepayments on the Working Capital Notes in an aggregate amount equal to the amount of such excess, which aggregate amount shall be paid to the Administrative Agent and distributed to the Working Capital Lenders ratably on the basis of each Working Capital Lender's Pro Rata Share thereof.

                                   (B)  During the period
               beginning on and including the third Business Day of each calendar month and ending on and including the fourteenth calendar day of such calendar month, there shall be no P&I Advances outstanding under any of the Working Capital Notes, and the Borrower shall make such prepayments on the Working Capital Notes, and shall refrain from requesting further P&I Advances, as shall be necessary to comply with this requirement.

                                   (C)  If any Investor
               (including, without limitation, FNMA, FHLMC and GNMA) for whom the Borrower performs Servicing Rights that are included in the Qualified Servicing Portfolio shall disaffirm, repudiate or fail to perform or comply with, in any material respect, its obligations under any Acknowledgement Agreement or shall deny, contest or refuse to give effect to the security interest granted to the Administrative Agent, for the benefit of the Lenders, in any such Servicing Rights or in any related Servicing Contract, the Borrower shall, upon demand by the Administrative Agent given at the direction of the Required Working Capital Lenders, immediately prepay all outstanding P&I Advances, T&I Advances and Foreclosure Advances made to fund P&I Payment, T&I Payment and Foreclosure Advances in respect of the Mortgage Loans serviced pursuant to such Servicing Rights, which prepayments shall be paid to the Administrative Agent for the accounts of the Working Capital Lenders and the Administrative Agent shall distribute to each Working Capital Lender its Pro Rata Share thereof.

                    (iii)  Optional Prepayments.  The Borrower
          shall have the right to prepay the outstanding principal balances of the Working Capital Notes in whole or in part at any time and from time to time, each such principal prepayment to be paid to the Administrative Agent and distributed to the Working Capital Lenders ratably on the basis of each Working Capital Lender's Pro Rata Share thereof.

                    (iv)  Confirmation.  The Borrower shall
          promptly send the Administrative Agent a Confirmation confirming any payment or prepayment of principal made on the Working Capital Notes.

               (f)  Refinancing of Working Capital Swing Line
     Advances.

                    (i)  Permitted Refinancings of Working
          Capital Swing Line Advances. First Bank, at any time in its sole and absolute discretion, may, upon notice given to each other Working Capital Lender by not later than 12:00 noon (Minneapolis time) on any Business Day, request that each Working Capital Lender (including First Bank) make a Working Capital Advance in an amount equal to its Pro Rata Share of the portion of the aggregate unpaid principal amount of any outstanding Working Capital Swing Line Advances for the purpose of refinancing such Working Capital Swing Line Advances.

                    (ii)  Mandatory Refinancings of Working
          Capital Swing Line Advances. Not later than 12:00 noon (Minneapolis time) on the second Business Day of each week, First Bank will notify each other Working Capital Lender of the aggregate amount of Working Capital Swing Line Advances which are then outstanding and the amount of Working Capital Advances required to be made by each Working Capital Lender (including First Bank) to refinance such outstanding Working Capital Swing Line Advances (which shall be in the amount of each Working Capital Lender's Pro Rata Share of such outstanding Working Capital Swing Line Advances).

                         (iii)  Working Capital Lenders'
          Obligation to Fund Refinancings of Working Capital Swing Line Advances. Upon the giving of notices by First Bank under Section 2.03(f)(i) or 2.03(f)(ii), each Working Capital Lender (including First Bank) shall make a Working Capital Advance in an amount equal to its Pro Rata Share of the aggregate principal amount of Working Capital Swing Line Advances to be refinanced, and deposit the proceeds of such Working Capital Advances into the Collateral Account, in Immediately Available Funds, by not later than 3:00 p.m. (Minneapolis time) on the date such notice was received; provided, however, that a Working Capital Lender shall not be obligated to make any such Working Capital Advance unless (A) First Bank believed in good faith that all conditions to making the subject Working Capital Swing Line Advance were satisfied at the time such Working Capital Swing Line Advance was made, or
          (B) if the conditions to such Working Capital Advance were not satisfied, such Working Capital Lender had actual knowledge, by receipt of the statements furnished to it pursuant to Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify First Bank in a writing received by First Bank prior to the time it made such Working Capital Swing Line Advance that First Bank was not authorized to make a Working Capital Swing Line Advance until such condition has been satisfied, or (C) the satisfaction of any such condition that was not satisfied had been waived in a writing by the Required Working Capital Lenders prior to or at the time such Working Capital Swing Line Advance was made. The proceeds of Working Capital Advances made pursuant to the preceding sentence shall be paid to First Bank (and not to the Borrower) and applied to the payment of principal of the outstanding Working Capital Swing Line Advances, and the Borrower authorizes the Administrative Agent to charge the Borrower's operating account or any other account (other than escrow or custodial accounts) maintained by it with the Administrative Agent (up to the amount available therein) in order to immediately pay First Bank the principal amount of such Working Capital Swing Line Advances to the extent amounts received from the other Working Capital Lenders are not sufficient to repay in full the principal of the outstanding Working Capital Swing Line Advances requested or required to be refinanced. Upon the making of a Working Capital Advance by a Working Capital Lender pursuant to this
          Section 2.03(f)(iii), the amount so funded shall become due under such Working Capital Lender's Working Capital Note and the outstanding principal amount of the Working Capital Swing Line Advances shall be correspondingly reduced. If any portion of any such amount paid to First Bank should be recovered by or on behalf of the Borrower from First Bank in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Working Capital Lenders in the manner contemplated by Section 7.11. Each Working Capital Lender's obligation to make Working Capital Advances referred to in this Section 2.03(f)(iii) shall, subject to the proviso to the first sentence of this Section 2.03(f)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Working Capital Lender may have against First Bank, the Borrower or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower; (4) any breach of this Agreement by the Borrower, the Administrative Agent or any Lender; or
          (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Working Capital Lender be obligated to make a Working Capital Advance if, after giving effect thereto, the outstanding principal balance of such Working Capital Lender's Working Capital Note would exceed its Working Capital Commitment Amount.

                    (iv)  Funding of Working Capital Advances.
          Each Working Capital Advance made to refund a Working Capital Swing Line Advance pursuant to Section 2.03(f)(iii) shall be funded as an Alternate Base Rate Borrowing, Floating Eurodollar Rate Borrowing or Fixed Rate Borrowing as designated by the Borrower, but if not so designated, then as an Alternate Base Rate Borrowing.

               (g) Facility Fees. The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a facility fee for the period ending on the Working Capital Termination Date at a per annum rate of one-fourth of one percent (0.25%) on the unused portion of such Lender's Working Capital Commitment Amount, which facility fee shall be payable in arrears on the first day of each month.

               (h) Use of Proceeds. The proceeds of the initial P&I Advances will be used to repay the principal of the "Tranche C Loans" (as such term is defined in the Existing Servicing Credit Agreement) outstanding under the Existing Servicing Credit Agreement on the Effective Date, the proceeds of the initial T&I Advances will be used to repay that portion of the principal of the "Tranche D Loans" (as such term is defined in the Existing Servicing Credit Agreement) outstanding under the Existing Servicing Credit Agreement on the Effective Date which is attributable to "T&I Advances" (as such term is defined in the Existing Servicing Credit Agreement), the proceeds of the initial Foreclosure Advances will be used to repay that portion of the principal of such Tranche D Loans outstanding under the Existing Servicing Credit Agreement on the Effective Date which is attributable to "Expense Advances" (as such term is defined in the Existing Servicing Credit Agreement), and the proceeds of the initial Investment Loan Advances will be used to repay that portion of the principal of such Tranche D Loans outstanding under the Existing Servicing Credit Agreement on the Effective Date which is attributable to the acquisition or origination of Investment Loans by the Borrower. The proceeds of subsequent Working Capital Advances and Working Capital Swing Line Advances shall be used as follows: (i) P&I Advances shall be used to fund P&I Payments; (ii) T&I Advances shall be used to fund T&I Payments; (iii) Foreclosure Advances shall be used to fund Foreclosure Payments; and (iv) Investment Loan Advances shall be used to finance or refinance the origination or acquisition of Investment Loans.

               (i)  Termination of Working Capital Commitments;
     Reduction of Working Capital Commitment Amounts.

                         (i)  Termination.  The Borrower shall
          have the right, prior to any termination of the Working Capital Commitments pursuant to Section 6.02, to terminate the Working Capital Commitments of all (but not less than all) Working Capital Lenders by giving the Administrative Agent notice in writing, specifying the date on which the Working Capital Commitments are to terminate, which notice shall be effective upon receipt by the Administrative Agent and which termination date shall not be earlier than 30 days after the date on which such notice is received by the Administrative Agent. The Administrative Agent shall give telephonic notice (confirmed in writing) to each Working Capital Lender of the Agent's receipt of a notice of termination of the Working Capital Commitments given by the Borrower by not later than the Agent's close of business on the second Business Day following the date of receipt of such notice by the Administrative Agent. Notwithstanding the foregoing, any termination of the Commitments pursuant to Section
          6.02 shall supersede any notice of termination under this Section 2.03(i)(i). Once the Working Capital Commitments have been terminated, they may not be reinstated.

                         (ii)  Reduction.  The Borrower shall
          have the right at any time upon at least 30 days' prior written notice to the Administrative Agent and the Lenders to reduce the Working Capital Commitment Amounts of all (but not less than all) Working Capital Lenders, which reduction shall be applied pro rata among the Working Capital Lenders in proportion to their respective Working Capital Commitment Amounts; provided, that the aggregate amount of each such reduction in the Working Capital Commitment Amounts shall be in a minimum amount of $1,000,000 or an integral multiple in excess thereof for all Working Capital Commitments; and provided, further, that no such reduction shall reduce the aggregate of the Working Capital Commitment Amounts to less than the aggregate principal amount outstanding under the Working Capital Notes. The Administrative Agent shall give telephonic notice (confirmed in writing) to each Lender of the Agent's receipt of a notice of reduction of the Working Capital Commitments by not later than the Agent's close of business on the second Business Day following the date of receipt of such notice by the
          Administrative Agent.           Once the Working
          Capital Commitment Amounts have been reduced, they may not be reinstated.

          2.04  The Discretionary Facility.

               (a) Discretionary Advances. Upon the terms and subject to the conditions of this Agreement, until the Discretionary Termination Date, each Discretionary Lender may, upon the request of the Borrower, in the sole and absolute discretion of such Discretionary Lender, lend (and upon repayment, relend) to the Borrower, at such times and in such amounts as the Borrower shall request, up to an aggregate principal amount not to exceed at any time outstanding such Discretionary Lender's Discretionary Lending Limit, subject to the following limitations:

                         (i)  the aggregate principal amount of
          Discretionary Advances at any time outstanding shall not exceed the sum of the Discretionary Lending Limits of all the Discretionary Lenders; and

                         (ii)  the aggregate principal amount of
          Discretionary Advances at any time outstanding shall not exceed the Discretionary Borrowing Base as determined by the Collateral and Managing Agent and the Administrative Agent from their records.

     Any Discretionary Lender may at any time, upon notice to and with the written consent of the Administrative Agent, increase such Discretionary Lender's Discretionary Lending Limit, whereupon the Administrative Agent shall prepare and distribute to each Lender a new Exhibit F reflecting such increased Discretionary Lending Limit.

               (b) Manner of Borrowing. The Borrower shall give the Administrative Agent telephonic notice of each request for Discretionary Advances not later than 12:00 noon (Minneapolis time) on the applicable Discretionary Advance Date for such Discretionary Advances, specifying the aggregate amount of Discretionary Advances requested and the Discretionary Advances to be made by each Discretionary Lender which are to be funded as Floating Eurodollar Rate Borrowings or Alternate Base Rate Borrowings; provided, that any portion of a Discretionary Advance not so designated shall be funded as an Alternate Base Rate Borrowing. Fixed Rate Borrowings shall not be available with respect to Discretionary Advances. The Borrower shall promptly confirm any such request by delivering to the Administrative Agent a duly completed and executed Confirmation. The Administrative Agent shall, by not later than 1:00 p.m. (Minneapolis time) on the date on which such request for Discretionary Advances is received by it from the Borrower, notify each Discretionary Lender of such request, of such Discretionary Lender's Pro Rata Share of the Discretionary Advances requested, the applicable Discretionary Advance Date therefor, and whether such Discretionary Lender's Discretionary Advances are to be funded as Floating Eurodollar Rate Borrowings or Alternate Base Rate Borrowings. Each Discretionary Lender shall give notice to the Agent by not later than 1:30 p.m. (Minneapolis time) on such Discretionary Advance Date stating whether or not it will make the Discretionary Advance requested of it. If, in its notice to the Lender, any Discretionary Lender declines to make the Discretionary Advance requested of it, the Administrative Agent shall promptly notify the Borrower of such fact, in which event the Borrower may request the Administrative Agent to request any other Discretionary Lender designated by the Borrower to make all or part of the Discretionary Advance so declined. Each Discretionary Lender that desires to make a Discretionary Advance requested of it shall deposit into the Collateral Account in Immediately Available Funds by not later than 3:00 p.m. (Minneapolis time) on said Discretionary Advance Date the total amount of the Discretionary Advance to be made by such Discretionary Lender. Each request for Discretionary Advances shall be deemed to be a representation by the Borrower that (i) no Default or Event of Default has occurred or will exist upon the making of the requested Discretionary Advances and (ii) the representations and warranties contained in Section 3, in Section 5 of the Warehousing and Discretionary Security Agreement and in
     Section 5 of the Servicing and Working Capital Security Agreement, are true and correct with the same force and effect as if made on and as of the date of such request. Upon the deposit of the Discretionary Advances in the Collateral Account on the applicable Discretionary Advance Date, the Administrative Agent shall transfer the proceeds thereof to the account or accounts designated by the Borrower in its notice to the Administrative Agent.

               (c) Discretionary Notes. Discretionary Advances made by each Discretionary Lender shall be evidenced by the Borrower's promissory note in the form of Exhibit J (each a "Discretionary Note"), which shall be made payable to the order of such Discretionary Lender and shall mature on the Discretionary Termination Date. The aggregate amount of the Discretionary Advances made by a Discretionary Lender under its Discretionary Note less all repayments of principal thereof shall be the principal amount owing and unpaid on such Discretionary Note. The principal amount of each Discretionary Advance made by a Discretionary Lender and all principal payments and prepayments thereof may be noted by such Discretionary Lender on a schedule attached to its Discretionary Note and shall be entered by such Lender on its ledgers and computer records; provided, that the failure of any Discretionary Lender to make such notations or entries shall not affect the principal amount owing and unpaid on its Discretionary Note. The entries made by a Discretionary Lender on its ledgers and computer records and any notations made by such Discretionary Lender on any such schedule annexed to its Discretionary Note shall be presumed to be accurate until the contrary is established.

               (d)  Payment and Prepayment of Discretionary
     Advances. The Borrower shall pay the principal of the Discretionary Notes as follows:

                    (i)  Mandatory Payments.  Each Discretionary
          Advance shall be repaid on the tenth (10th) day following the Discretionary Advance Date on which such Discretionary Advance was made, and the entire unpaid principal balance of each Discretionary Lender's Discretionary Note shall be due and payable on the Discretionary Termination Date.

                    (ii)  Mandatory Prepayments.  If, at any
          time, the aggregate principal amount of all Discretionary Advances outstanding exceeds the lesser of (A) the aggregate amount of the Discretionary Lenders' Discretionary Lending Limits, or (B) the Discretionary Borrowing Base (as determined by the Collateral and Managing Agent and the Administrative Agent from their records), the Borrower shall immediately make principal prepayments on the Discretionary Notes in an aggregate amount equal to the amount of such excess, which aggregate amount shall be paid to the Administrative Agent and distributed to the Discretionary Lenders ratably on the basis of each Discretionary Lender's Pro Rata Share thereof.

                    (iii)  Optional Prepayments.  The Borrower
          shall have the right to prepay the outstanding principal balances of the Discretionary Notes in whole or in part at any time and from time to time, each such principal prepayment to be paid to the Administrative Agent and distributed to the Discretionary Lenders ratably on the basis of each Discretionary Lender's Pro Rata Share thereof.

                    (iv)  Confirmation.  The Borrower shall
          promptly send the Administrative Agent a Confirmation confirming any payment or prepayment of principal made on the Discretionary Notes.

               (e) Use of Proceeds. The proceeds of the initial Discretionary Tranche 1 Advances will be used to repay the principal of that portion of the "Tranche B Loans" (as such term is defined in the Existing Warehouse Credit Agreement) outstanding under the Existing Warehouse Credit Agreement on the Effective Date which is attributable to "Eligible Gestation MBS" (as such term is defined in the Existing Warehouse Credit Agreement) and the proceeds of the initial Discretionary Tranche 2 Advances will be used to repay the principal of that portion of the "Tranche B Loans" (as such term is defined in the Existing Warehouse Credit Agreement) outstanding under the Existing Warehouse Credit Agreement on the Effective Date which is attributable to "Eligible Gestation Mortgage Loans" (as such term is defined in the Existing Warehouse Credit Agreement). The proceeds of subsequent Discretionary Advances shall be used as follows:
     (i) Discretionary Tranche 1 Advances shall be used to finance or refinance the origination or acquisition of Gestation Securities by the Borrower, (ii) Discretionary Tranche 2 Advances shall be used to finance or refinance the origination or acquisition of Gestation Loans by the Borrower, and (iii) Discretionary Tranche 3 Advances shall be used to finance or refinance the origination or acquisition of Committed Whole Loans by the Borrower.

          2.05  Interest on the Notes; Balances Deficiency Fees;
Continuations and Conversions; Designated Fixed Rate Borrowings.

               (a)  Interest Rates; Balances Deficiency Fees.
     The Borrower will pay each Lender interest on the unpaid principal balance of each Advance from time to time outstanding as follows:

                    (i)  with respect to Fixed Rate Borrowings
          and Designated Fixed Rate Borrowings, at the per annum rate of (A) with respect to Fixed Rate Borrowings and Designated Fixed Rate Borrowings consisting of any portion of the outstanding principal balance of a Servicing Note, 2.25%; (B) with respect to Fixed Rate Borrowings and Designated Fixed Rate Borrowings consisting of any portion of the outstanding principal balance of a Warehousing Note, 1%; and (C) with respect to Fixed Rate Borrowings and Designated Fixed Rate Borrowings consisting of any portion of the outstanding principal balance of a Working Capital Note, 1.625%; provided, that if for any Balance Calculation Period the weighted average daily Reserve-Adjusted Balances maintained by the Borrower with any Lender are less than an amount equal to the weighted average daily aggregate unpaid principal balance of the Fixed Rate Borrowings (other than Designated Fixed Rate Borrowings) owed to such Lender during such Balance Calculation Period (such deficiency being herein referred to as the "Balances Deficiency"), the Borrower will pay each Lender a fee (the "Balances Deficiency Fee") for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to the average daily Floating Reserve-Adjusted Eurodollar Rate in effect during said Balance Calculation Period; and provided, further, that the amount by which the weighted average Reserve-Adjusted Balances maintained by the Borrower with such Lender for any Balance Calculation Period exceeds the weighted average daily aggregate unpaid principal balance of the Fixed Rate Borrowings (other than Designated Fixed Rate Borrowings) owed to such Lender during such Balance Calculation Period (such excess being defined herein as the "Balances Surplus"), such Balances Surplus, or, if the Borrower and the Lender shall so agree, the earnings credit for such Balances Surplus (as determined by such Lender), may be carried forward and applied to succeeding Balance Calculation Periods (but not to any Balance Calculation Period occurring in any subsequent calendar year, unless the Borrower and such Lender shall otherwise agree in writing); and provided, further, that if the Borrower and any Lender so agree in writing, the Borrower may obtain a lower fixed rate from such Lender for Fixed Rate Borrowings (other than Designated Fixed Rate Borrowings) by maintaining additional Reserve-Adjusted Balances with such Lender;

                    (ii)  with respect to Alternate Base Rate
          Borrowings, the Alternate Base Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Alternate Base Rate; and

                         (iii)  with respect to Floating
          Eurodollar Rate Borrowings the Floating Adjusted
          Eurodollar Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Floating Reserve-Adjusted Eurodollar
          Rate.

               (b)  Payment of Interest, Facility Fees and
     Balances Deficiency Fees. Interest accrued on the Notes through the last day of each calendar month shall be payable on the first Business Day of the next succeeding calendar month and, in addition, on the last Servicing Amortization Date, in the case of the Servicing Notes, on the Warehousing Termination Date, in the case of the Warehousing Notes, on the Working Capital Termination Date, in the case of the Working Capital Notes, and on the Discretionary Termination
     Date, in the case of the Discretionary Notes.   All payments
     of interest and facility fees shall be made to the Administrative Agent for the account of the Lenders and shall be distributed by the Administrative Agent to the Lenders ratably on the basis of each Lender's Pro Rata Share thereof. Any Balances Deficiency Fee payable hereunder shall be payable to the applicable Lender, quarterly after the end of each calendar quarter within two Business Days after receipt by the Borrower and the Administrative Agent from such Lender of a statement therefor containing the calculations made to determine such Balances Deficiency Fee, which statement shall be conclusive absent manifest error. Unless an Event of Default shall have occurred and be continuing, each payment of interest and facilities fees made to the Administrative Agent shall be distributed by the Administrative Agent to the Lenders in the amount of interest and facilities fees accrued on such Lender's Advances for the applicable period. If an Event of Default shall have occurred and be continuing, all such payments of interest and facilities fees shall be distributed to the Lenders ratably on the basis of each Lender's Pro Rata Share (determined under clause (j) of the definition thereof).

               (c) Continuation and Conversions of Outstanding Borrowings. Subject to the terms and conditions of this Agreement, the Borrower shall have the option to convert all or any portion of any outstanding Borrowing into Borrowings of another type (i.e., Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings or Alternate Base Rate Borrowings) or to continue any such Floating Eurodollar Rate Borrowing, Fixed Rate Borrowing or Alternate Base Rate Borrowing as such; provided, however, that the Borrower's option to convert Borrowings into other types of Borrowings shall be limited to the portions of outstanding Borrowings which are not Designated Fixed Rate Borrowings. Notwithstanding the foregoing, however:

                         (i) no Borrowing may be continued as or
          converted into a Floating Eurodollar Rate Borrowing if a Default or an Event of Default has occurred and is continuing on the proposed date of such continuation or conversion;

                         (ii) each Fixed Rate Borrowing requested by the Borrower shall be effective only with respect to a designated calendar month (or, where clause (A) below is applicable, the remaining portion of such month) and shall be requested either (A) at the time the applicable Servicing Advance, Warehousing Advance, Warehousing Swing Line Advance, Working Capital Advance or Working Capital Swing Line Advance is made, if such Warehousing Advance, Warehousing Swing Line Advance, Working Capital Advance or Working Capital Swing Line Advance is to be made in whole or in part in the form of a Fixed Rate Borrowing, or (B) prior to the first day of the month for which such Fixed Rate Borrowing is to be effective, if a Borrowing of another type is to be converted to a Fixed Rate Borrowing.

                         (iii) no portion of the outstanding
          principal balance of any of a Lender's Notes may be funded as or converted to a Fixed Rate Borrowing without the prior consent of such Lender, which shall be confirmed to the Administrative Agent in writing by such Lender, if the Reserve-Adjusted Balances maintained by the Borrower at such Lender are substantially less than the aggregate amount of Fixed Rate Borrowings owed to such Lender, after giving effect to the making or conversion of such Advance; and

                         (iv)  Fixed Rate Borrowings shall not be
          available with respect to Discretionary Notes.

     The Borrower shall provide the Administrative Agent with telephonic notice of each proposed conversion by 11:00 a.m. (Minneapolis time) on the date of such conversion, in the case of conversion of Borrowings under the Servicing Notes and Working Capital Notes, and by 12:00 noon (Minneapolis time) on the date of such conversion, the case of conversion of Borrowings under the Warehousing Notes and Discretionary Notes. Such notice shall set forth the proposed date therefor (which shall be a Business Day). The Borrower shall promptly confirm any such proposed conversion by delivering to the Administrative Agent a duly completed and executed Confirmation. By not later than 12:00 noon (Minneapolis time) on the date on which such notice is received by the Administrative Agent from the Borrower, in the case of conversion of Borrowings under the Servicing Notes and the Working Capital Notes, and by not later than 1:00 p.m. (Minneapolis time) on such date, in the case of conversion of Borrowings under the Warehousing Notes and the Discretionary Notes, the Administrative Agent shall notify each affected Lender of the Borrowings of such Lender being converted and the types of Borrowings into which such Borrowings are being converted.

               (d)  Designated Fixed Rate Borrowings.
     Notwithstanding any other provision of this Agreement (including, without limitation, Sections 2.01(b), 2.02(c), 2.03(c), 2.04(b) and 2.05(c)) to the contrary or any contrary designation or conversion made by the Borrower pursuant to Section 2.01(b), 2.02(c), 2.03(c), 2.04(b) or
     2.05(c), the Administrative Agent may, subject to and in accordance with its separate written agreement with the Borrower, notify any Lender other than First Bank, on or prior to the first day of any calendar month, that all or up to a specified amount of the outstanding principal balance of such Lender's Servicing Note, Warehousing Note and/or Working Capital Note shall bear interest for such month as provided in Section 2.05(a)(i). The portion of the outstanding principal balance of such Lender's Servicing Note, Warehousing Note and/or Working Capital Note which is designated by the Administrative Agent to bear interest in accordance with the preceding sentence is referred to herein as a "Designated Fixed Rate Borrowing." The Borrower shall pay interest monthly on each Designated Fixed Rate Borrowing to each affected Lender in accordance with Sections 2.05(a)(i), 2.05(c) and 2.07. In addition, the
     Administrative Agent shall pay to each such Lender monthly an amount (an "Earnings Credit") calculated by multiplying the weighted average daily aggregate principal amount of such Lender's Designated Fixed Rate Borrowings outstanding during such month by a rate per annum equal to the average daily Federal Funds Effective Rate for such month, computed on the basis of actual days elapsed and a year of 360 days. The parties hereto acknowledge that Earnings Credits payable by the Administrative Agent hereunder are attributable to Reserve-Adjusted Balances on deposit with the Administrative Agent in accounts which are not demand deposit accounts as such term is used in Regulation Q of the Board.

          2.06 Administrative Agent's and Collateral and Managing Agent's Fees. The Borrower shall pay to the Administrative Agent and the Collateral and Managing Agent such agent's fees and collateral monitoring fees as the Borrower may agree upon in writing from time to time with the Administrative Agent and the Collateral and Managing Agent, respectively.

          2.07  Payments and Computations.

               (a) Payments. All payments and prepayments by the Borrower of principal of and interest on each Note and all fees, expenses and other obligations under this Agreement payable to the Lenders shall be made in Immediately Available Funds to the Administrative Agent not later than

                         (i)  11:00 a.m. (Minneapolis time), in
          the case of principal, interest and fees in respect of the Servicing Notes, Servicing Advances, Working
          Capital Notes and Working Capital Advances,

                         (ii)  12:00 noon (Minneapolis time), in
          the case of principal, interest and fees in respect of the Warehousing Notes, Warehousing Advances,
          Discretionary Notes and Discretionary Advances,

                         (iii)  2:30 p.m. (Minneapolis time) in
          the case of principal, interest and fees in respect of Warehousing Swing Line Advances and Working Capital
          Swing Line Advances, and

                         (iv)  11:00 a.m. (Minneapolis time) in
          the case of expenses and other obligations payable under this Agreement,

     on the dates called for under this Agreement, at the main office of the Administrative Agent in Minneapolis. Funds received after such hour shall be deemed to have been received by the Administrative Agent on the next Business Day. The Borrower irrevocably authorizes the Administrative Agent to charge the Collateral Account or any other account of the Borrower maintained with the Administrative Agent in an amount equal to any such payment or prepayment of principal, interest, fees, expenses and other Obligations then due and payable by the Borrower to the Lenders or the Administrative Agent under this Agreement and the Notes, as the case may be.

               (b) Computations. Balances Deficiency Fees, facility fees and interest on each Note shall be computed on the basis of actual days elapsed and a year of 360 days.

          2.08 Setoff. Whenever an Event of Default shall have occurred and be continuing, the Borrower hereby irrevocably authorizes each Lender to set off the Obligations owed to such Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, such Lender, excluding deposits of the Borrower with such Lender which the Borrower holds in escrow or in trust for the benefit of third parties, whether or not the Obligations owed to such Lender, or any part thereof, shall be then due.

          2.09 Increased Capital Requirements. In the event that, as a result of any Regulatory Change, compliance by any Lender with any applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's parent corporation as a consequence of the Commitments or amounts outstanding under such Lender's Notes to a level below that which such Lender or its parent would have achieved but for such compliance, then from time to time the Borrower shall pay to such Lender or its parent such additional amount or amounts as will compensate such Lender or its parent for such reduction; provided, however, that the Borrower shall not be obligated to pay any such amount or amounts (a) unless such Lender shall have first notified the Borrower in writing that it intends to seek compensation from the Borrower pursuant to this sentence, and (b) which are attributable to any period of time occurring prior to the date which is one year prior to the date of receipt by the Borrower of such notice. A certificate as to the amount of any such reduction (including calculations in reasonable detail showing how such Lender computed such reduction and a statement that such Lender has not allocated to the Commitments or amounts outstanding under such Lender's Notes a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Lender or its parent, whether or not such Lender allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Lender to the Borrower.

          2.10  Provisions Relating to Floating Eurodollar Rate
Borrowings, Fixed Rate Borrowings and Designated Fixed Rate
Borrowings.

               (a) Interest Rate Not Ascertainable, Etc. If, on the date for determining the Floating Reserve-Adjusted Eurodollar Rate in respect of any Floating Eurodollar Rate Borrowing, any Lender determines (which determination shall be conclusive and binding, absent manifest error) that:

                    (i)  deposits in dollars (in the applicable
          amount) are not being made available to such Lender in the relevant market, or

                    (ii)  the Floating Reserve-Adjusted
          Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to such Lender of funding,

     then such Lender shall notify the Administrative Agent, and the Administrative Agent shall forthwith give notice to the Borrower, of such determination, whereupon the obligation of such Lender to make or continue, or to convert any Borrowings to, Floating Eurodollar Rate Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent, and the Administrative Agent notifies the Borrower, that the circumstances giving rise to such suspension no longer exist. Outstanding Floating Eurodollar Rate Borrowings, as the case may be, owed to the Lender making such determination shall thereupon automatically be converted to Alternate Base Rate Borrowings.

               (b) Increased Cost. If, after the date hereof, any Regulatory Change or compliance with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency:

                    (i)  shall subject any Lender to any tax,
          duty or other charge with respect to Floating Eurodollar Rate Borrowings or its obligation to make Floating Eurodollar Rate Borrowings or shall change the basis of taxation of payment to such Lender of the principal of or interest on Floating Eurodollar Rate Borrowings or any other amounts due under this Agreement in respect of Floating Eurodollar Rate Borrowings or its obligation to make Floating Eurodollar Rate Borrowings (except for changes in the rate of tax on the overall net income of such Lender imposed by the laws of the United States or any jurisdiction in which such Lender's principal office is located); or

                    (ii) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the applicable Floating Reserve-Adjusted Eurodollar Rate, as the case may be) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or on the United States market for certificates of deposit any other condition affecting Floating Eurodollar Rate Borrowings or its obligation to make Floating Eurodollar Rate Borrowings;

     and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Floating Eurodollar Rate Borrowing, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, then, within 30 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Lender to compensation pursuant to this Section 2.10; provided, however, that the Borrower shall not be obligated to pay any such amount or amounts (i) unless such Lender shall have first notified the Borrower in writing that it intends to seek compensation from the Borrower pursuant to this sentence, and (ii) which are attributable to any period of time occurring prior to the date which is one year prior to the date of receipt by the Borrower of such notice. A certificate of any Lender claiming compensation under this Section 2.10, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Except as provided in the proviso clause of the second sentence of this Section 2.10(b), failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.

               (c)  Illegality.  If, after the date of this
     Agreement, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund Fixed Rate Borrowings, Designated Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings, such Lender shall notify the Borrower and the Administrative Agent, whereupon the obligation of such Lender to make Fixed Rate Borrowings, Designated Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings shall be suspended until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist. If any Lender determines that it may not lawfully continue to maintain any Fixed Rate Borrowings, Designated Fixed Rate Borrowings or Floating Eurodollar Rate Borrowings all of the affected Advances shall be automatically converted to Alternate Base Rate Borrowings as of the date of such Lender's notice.

          SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement and to make
Advances hereunder, the Borrower hereby makes the following representations and warranties to the Lenders:

          3.01  Formation, Powers, Good Standing and
Subsidiaries.

               (a) Formation and Powers. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties, to carry on its business in all material respects as now conducted and proposed to be conducted, to enter into each Loan Document to which it is or will be a party and to carry out the transactions contemplated hereby and thereby. Each Subsidiary of the Borrower has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate power and authority or partnership power and authority, as the case may be, to own and operate its properties and to carry on its business in all material respects as now conducted and proposed to be conducted.

               (b) Good Standing. The Borrower and each of its Subsidiaries is in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be in good standing would not permanently preclude it from enforcing its rights with respect to any material asset or expose it to any material liability.

               (c)  Subsidiaries, Joint Ventures and
     Partnerships. As of the Effective Date, except as described on Schedule 3.01(c), the Borrower has no Subsidiaries and is not a partner in any partnership or a participant in any joint venture.

          3.02  Authorization; No Conflict; Governmental
Consents; Binding Effect.

               (a) Authorization of Borrowing. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will become a party and the issuance, delivery and payment of the Notes have been duly authorized by all necessary partnership action of the Borrower.

               (b) No Conflict. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party and the issuance, delivery and payment of the Notes do not and will not (i) violate any provision of law applicable to it, its partnership agreement or certificate of limited partnership or any order, judgment or decree of any court or other agency of government binding on it, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets except the Liens granted to the Collateral and Managing Agent under the Warehousing and Discretionary Security Agreement and to the Administrative Agent under the Servicing and Working Capital Security Agreement, or (iv) require any approval of partners or any approval or consent of any Person not previously obtained under any of its contractual obligations, other than the approval of Investors represented by Acknowledgement Agreements.

               (c)  Governmental and Other Consents.  The
     execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party and the issuance, delivery and payment of the Notes by the Borrower do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person, other than the approval of Investors represented by Acknowledgement Agreements.

               (d)  Binding Obligations.  Each of the Loan
     Documents to which it is or will be a party is or will be, as the case may be, the legally valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          3.03 Financial Condition. The Borrower has heretofore delivered to the Lenders its audited balance sheet as at December 31, 1995 and its unaudited balance sheet as at March 31, 1996, together with, in each case, the related statements of income, partners' equity and cash flow for the periods then ended. Such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated. As of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the notes thereto. No material adverse change in, or development likely to have a material adverse effect on, the business, operations, prospects, assets or condition (financial or otherwise) of the Borrower has occurred since March 31, 1996, and no occurrence or event which is likely to have a material adverse effect on the rights and remedies of the Administrative Agent, the Collateral and Managing Agent or the Lenders or the ability of the Borrower to perform its obligations to the Agents and the Lenders under the Loan Documents has occurred since March 31, 1996.

          3.04 Title to Property; Liens. The Borrower and each of its Subsidiaries has good, sufficient and legal title to all the properties and assets reflected in the balance sheet dated as at March 31, 1996 referred to in Section 3.03 and all assets held by the Borrower and each of its Subsidiaries the date of this Agreement but acquired subsequent to the date of such balance sheet. The Borrower and each of its Subsidiaries have good, sufficient and legal title to all of the assets and properties reflected in such balance sheet. All such properties and assets are free and clear of Liens, except as permitted hereunder. The grant of security interests pursuant to the Warehousing and Discretionary Security Agreement and the Servicing and Working Capital Security Agreement create valid security interests in the property subject thereto and the Liens on the Collateral created by the Warehousing and Discretionary Security Agreement and the Servicing and Working Capital Security Agreement will be first priority Liens thereon, subject, with respect to each Servicing Contract, to the interests of the other parties to such Servicing Contract, free and clear of any other Liens except as permitted hereunder.

          3.05 Litigation; Adverse Facts. Except as set forth in Schedule 3.05, there is no action, suit, proceeding or arbitration at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries, or any of their respective properties, and which, if determined adversely to the Borrower or such Subsidiary, as the case may be, would constitute a Material Adverse Event, and none of the matters listed on such schedule would, if decided in a manner adverse to it, result in any material adverse change in its business, operations, properties, assets or condition (financial or otherwise) or would materially adversely affect its ability to perform its obligations under each Loan Document to which it is or will be a party, and there is no basis known to it for any action, suit or proceeding which would have such an effect. Neither the Borrower nor any of its Subsidiaries of the Borrower is (i) in violation of any applicable law if such violation materially adversely affects or may materially adversely affect its business, operations, properties, assets or condition (financial or otherwise) or (ii) subject to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise). There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries which questions the validity or the enforceability of any Loan Document.

          3.06  Other Agreements; Performance.

               (a) Agreements. Neither the Borrower nor any of its Subsidiaries is a party to or subject to any contractual obligation or charter or other internal restriction materially adversely affecting its business, properties, assets, operations or condition (financial or otherwise).

               (b) Performance. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on its business, properties, assets, operations or condition (financial or otherwise).
     To the best knowledge of the Borrower and its Subsidiaries, the other parties to any of its contractual obligations are not in default thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on its business, properties, assets, operations or condition (financial or otherwise).

          3.07 Use of Proceeds. All proceeds of Servicing Advances will be used only in accordance with Section 2.01(e), all proceeds of Warehousing Advances and Warehousing Swing Line Advances will be used only in accordance with Section 2.02(h), all proceeds of Working Capital Advances will be used only in accordance with Section 2.03(h) and all proceeds of Discretionary Advances will be used only in accordance with Section 2.04(e).
No part of the proceeds of any Servicing Advance, any Warehousing Advance, any Warehousing Swing Line Advance, any Working Capital Advance, any Working Capital Swing Line Advance or any Discretionary Advance will be used by the Borrower to purchase or carry any margin stock (as such term is defined in Regulation U of the Board) or to extend credit to any other Person for the purpose of purchasing or carrying any margin stock.

          3.08 Taxes. The Borrower and each of its Subsidiaries has filed all tax returns required to be filed by it, and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP have been provided; no material tax Liens have been filed; and, to the knowledge of the Borrower and its Subsidiaries, no material claims or assessments are being asserted or will be asserted with respect to any such taxes or other charges.

          3.09 ERISA. With respect to all Plans maintained at any time by the Borrower or an ERISA Affiliate:

          (a) each Plan complies and will comply with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements,

          (b)  no reportable event (as defined in Section
     4043(b), subdivision (5), (6) or (9) of ERISA) (a
     "Reportable Event") has occurred or will occur with respect to any Plan,

          (c) neither the Borrower nor any of its Subsidiaries has engaged or will engage in any Prohibited Transaction which (i) has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or
     Section 4975(b) of the Code or (ii) for which an exemption is not applicable or has not been obtained under Section 408 of ERISA or Section 4975 of the Code,

          (d) the Borrower and its Subsidiaries have satisfied and will satisfy all of the funding standards applicable to such Plans, and

          (e) no event or condition which would permit the institution of proceedings to terminate any Plan under
     Section 4042 of ERISA, exists or will exist.

          3.10 Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Borrower Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

          3.11 Indebtedness. As of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has any Indebtedness outstanding except the Indebtedness permitted pursuant to Section 4.08 and obligations under the Loan
Documents; none of such Indebtedness is in default.

          3.12 No Material Adverse Event. Since the date of the latest unaudited financial statements referred to in
Section 3.03, none of the business, operation, properties or assets of the Borrower or any of its Subsidiaries have been affected in any material adverse way as the result of any Material Adverse Event, including, without limitation, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, or combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof.

          3.13 Licenses and Permits. The Borrower has all federal, state and local licenses and permits required to be maintained in connection with and material to the operation of its businesses the failure to obtain which will result in a material adverse effect on the business of the Borrower taken as a whole, and all such licenses and permits are and, after the closing of the transactions contemplated by the Loan Documents will continue to be, valid and fully effective.

          3.14  Guarantees.  Except as set forth on Schedule
3.14, the Borrower has not made, and is not liable in respect of, any Guarantee.

          3.15 GNMA, FHA, VA, FNMA and FHLMC Eligibility of the Borrower. The Borrower is (a) an FHA-approved, non-supervised mortgagee in good standing and an eligible lender under the VA loan guaranty program, meeting all requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service FHA-insured Mortgage Loans, VA-guaranteed Mortgage Loans and conventional Mortgage Loans and to issue Mortgage-backed Securities guaranteed by GNMA; (b) an approved seller/servicer of Mortgage Loans to FNMA and to FHLMC in the FHLMC regions in which it operates, meeting all applicable FNMA and FHLMC regulations so as to be able to service Mortgage Loans for FNMA and FHLMC; and (c) a FNMA, FHLMC and GNMA-approved servicer of Mortgage-backed Securities, meeting all applicable regulations of FNMA, FHLMC and GNMA so as to be able to service the Mortgage Loans that secure Mortgage-backed Securities.

          3.16 Accuracy and Completeness of Information. No representation or warranty of the Borrower contained in this Agreement or the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to the Borrower or any of its Subsidiaries (other than matters of general public knowledge) which materially adversely affects its business, operations, property, assets or condition (financial or otherwise) which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          SECTION 4. COVENANTS OF THE COMPANY. So long as any Commitment is in effect and thereafter so long as any Obligation shall remain unpaid or unperformed, the Borrower covenants that, unless the Required Lenders shall otherwise consent in writing, it will perform all the covenants set forth in this Section 4; provided, however, that the written consent of

               (a) the Required Servicing Lenders, in the case of a departure from the provisions of Section 4.01(d)(ii), 401(f) or 4.18, and

               (b) the Required Warehousing Lenders, in the case of a departure from the provisions of Section 4.01(e),

shall be required, rather than that of the Required Lenders.

          4.01 Financial Statements and Other Reports. The Borrower will maintain a system of accounting established and administered in accordance with sound business practices such as to permit the preparation of financial statements in accordance with GAAP and furnish or cause to be furnished to each Lender:

               (a) as soon as available and in any event within 45 days after the end of each calendar month, a copy of the unaudited consolidated financial statements of the Borrower as at the end of such month, consisting of at least a balance sheet and the related statements of income, partners' equity and cash flow of the Borrower for such month and from the beginning of the then current fiscal year of the Borrower to the end of such month, all in reasonable detail, and certified by the chief financial officer of the Borrower as being complete and correct and fairly presenting the Borrower's consolidated financial condition, subject to changes resulting from normal year-end adjustments;

               (b) as soon as available and in any event within 90 days after the end of each fiscal year, consolidated and consolidating financial statements of the Borrower and its Subsidiaries, consisting of at least a balance sheet as at the end of such fiscal year and the related statements of income, partners' equity and cash flow for such fiscal year, setting forth in each case in comparative form for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of the accounting firm of Arthur Andersen & Co. or other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to scope of the audit or nonconformity with GAAP, shall not contain a going-concern qualification and shall state that such consolidated financial statements present fairly the consolidated cash flow of the Borrower and its Subsidiaries as at the date indicated and the results of their operations and the changes in their consolidated financial condition for the periods indicated, in conformity with GAAP applied on a basis consistent with prior fiscal years (except as otherwise required by GAAP and stated therein), and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and, as soon as available, any management letters to the Borrower or its partners furnished by such accounting firm in connection with its audit of the Borrower's consolidated financial statements;

               (c) as soon as available and in any event within 45 days after the end of each calendar month, a properly completed and executed Compliance Certificate as of the end of such month;

               (d) as soon as available and in any event within 30 days after the end of each calendar month, each of the following:

                    (i)  a properly completed and executed
          Borrowing Base Certificate as of the end of such month;

                    (ii)  a servicing/delinquency report showing
          with respect to the Servicing Portfolio: the number of Mortgage Notes (including Mortgage Notes subject to Mortgage-backed Securities) included therein, the total outstanding principal amount thereof, Investor type, geographic concentration, weighted average coupon, delinquency status and number of loans in foreclosure; and

                    (iii)  such additional information concerning
          the Servicing Portfolio and such selective detail by segments and categories thereof as may from time to time be reasonably requested by any Lender.

               (e) as soon as available and in any event on the first Business Day of each calendar week, an Inventory/Pipeline Report prepared as of the last day of the preceding calendar week, provided, that such Inventory/Pipeline Report need be provided to Lenders other than the Administrative Agent and the Collateral and Management Agent only for the last calendar week in a calendar month;

               (f)  (i) prior to the Effective Date, a
     Satisfactory Appraisal prepared as of June 30, 1996, (ii) within 30 days after each September 30, December 31, March 31 and June 30 occurring thereafter, a Satisfactory Appraisal prepared as of such date (iii) prior to the date on which any Servicing Advances are to be made, a Satisfactory Appraisal with respect to the portion of the Qualified Servicing Portfolio which is to be purchased with the proceeds of such installments, prepared as of a date satisfactory to the Administrative Agent, and (iv) within 30 days after receipt of the Administrative Agent's written request therefor, a Satisfactory Appraisal prepared as of a date specified in such request;

               (g) as soon as available and in any event not later than each date on which the same is to be filed with FNMA, a copy of its Mortgage Banker's Financial Reporting
     Form;

               (h)  within five Business Days after their
     occurrence, notice of each of the following events:

                    (i)  the commencement of any action, suit,
          proceeding or arbitration against the Borrower or any of its Subsidiaries, or any material development in any action, suit, proceeding or arbitration pending or threatened against the Borrower or any of its Subsidiaries, (A) in which the aggregate uninsured amount claimed is more than $500,000, (B) which would, if decided in a manner adverse to the Borrower or any of its Subsidiaries, constitute a Material Adverse Event or (C) which relates to this Agreement or any document executed pursuant hereto or any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of the loans made pursuant hereto;

                    (ii)  any Default or Event of Default;

                    (iii) any notice from FNMA, FHLMC, GNMA, HUD or the VA that such Person intends to terminate, revoke or transfer, for cause, any Servicing Contract or Servicing Rights owned by the Borrower or restrict or limit the rights of the Borrower thereunder in any material respect, or that it will cease purchasing Mortgage Loans from the Borrower or that it will cease permitting the Borrower to service Mortgage Loans owned or guaranteed by it or, in the case of HUD or the VA, that it has revoked the Borrower's status as an approved mortgagee or lender in good standing eligible to participate in any FHA insurance or VA guaranty program; and

                    (iv)  notice of any other Material Adverse
          Event, including any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders;

               (i)  promptly upon their becoming available,
     copies of all audit reports prepared for FNMA, GNMA and FHLMC with respect to the Borrower;

               (j) not later than 45 days after the beginning of each fiscal year, all annual budgets, forecasts and pro-forma cash flow projections adopted by the Borrower for such fiscal year;

               (k) as soon as available and in any event within 45 days after the end of each calendar month, a copy of the unaudited consolidated financial statements of Harbourton Financial and its Subsidiaries as at the end of such month, consisting of at least a balance sheet and the related statements of income, partners' equity and cash flow of Harbourton Financial and its Subsidiaries for such month and from the beginning of the then current fiscal year of Harbourton Financial to the end of such month, all in reasonable detail, and certified by the chief financial officer or other authorized officer of Harbourton Financial as being complete and correct and fairly presenting Harbourton Financial's consolidated financial condition, subject to changes resulting from normal year-end adjustments;

               (l) as soon as available and in any event within 90 days after the end of each fiscal year, consolidated and consolidating financial statements of Harbourton Financial and its Subsidiaries, consisting of at least a balance sheet as at the end of such fiscal year and the related statements of income, partners' equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of the accounting firm of Arthur Andersen & Co. or other independent certified public accountants selected by Harbourton Financial and reasonably satisfactory to the Administrative Agent, with respect to any subsequent fiscal year, which report shall be unqualified as to scope of the audit or nonconformity with GAAP, shall not contain a going-concern qualification and shall state that such consolidated financial statements present fairly the consolidated cash flow of Harbourton Financial and its Subsidiaries as at the date indicated and the results of their operations and the changes in their consolidated financial condition for the periods indicated, in conformity with GAAP applied on a basis consistent with prior fiscal years (except as otherwise required by GAAP and stated therein), and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, accompanied by any management letters to Harbourton Financial or its board of directors furnished by such accounting firm in connection with its audit of Harbourton Financial's consolidated financial statements;

               (m) as soon as available and in any event within 45 days after the end of each fiscal quarter, a copy of the Form 10-Q prepared for Harbourton Financial for such fiscal quarter;

               (n) as soon as available and in any event within 90 days after the end of each fiscal year, a copy of Form 10-K prepared for Harbourton Financial for such fiscal year;
     and

               (o) from time to time, such other information regarding the business, operations, affairs and financial condition of the Borrower, its Subsidiaries and the Guarantors as any Lender may reasonably request.

          4.02 Existence. The Borrower will, and will cause each of its Subsidiaries to, maintain (a) its partnership existence or corporate existence, as the case may be, under the laws of the jurisdiction of its formation or incorporation and
(b) its good standing and its right to carry on its business and operations in the jurisdiction of its formation or incorporation and in each other jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would permanently preclude the Borrower from enforcing its rights with respect to any material assets or expose the Borrower to any material liability.

          4.03 Compliance with Laws, Taxes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders (including without limitation Regulations G, T, U and X of the Board), the failure to be in compliance with which would have a materially adverse effect on the consolidated financial condition of the Borrower, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established. In the event the Borrower fails, or fails to cause any of its Subsidiaries, to satisfy its obligations under this Section 4.03, as to taxes, assessments and governmental charges, the Lenders may but are not obligated to satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute Obligations and shall be paid or reimbursed by the Borrower.

          4.04 ERISA. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain each of its Plans in compliance with all material applicable rulings and regulations issued under the provisions of ERISA and the Code.

          4.05 Assets and Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or require to be maintained in full force and effect (a) an adequate errors and omissions insurance policy, (b) such other insurance coverage by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business (including, without limitation, all real property covered by Mortgages to the extent normally required by prudent mortgagees) against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against the Borrower, and (d) a mortgage bankers blanket bond insurance policy in an amount customarily maintained by organizations engaged in the same or similar business and under similar circumstances as the Borrower.

          4.06 Inspection, Visitation, etc. The Borrower will, and will cause each of its Subsidiaries to, permit any Person designated by any Lender in writing, at such Lender's expense, upon reasonable notice to visit and inspect any of the properties, corporate books and financial records of the Borrower and discuss its affairs and finances with the principal officers of the Borrower and their independent public accountants, all at such times during normal business hours as any Lender shall reasonably request.

          4.07 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take all such further actions and execute all such further documents and instruments as the Administrative Agent or the Collateral and Managing Agent may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Loan Documents and to perfect or protect the Liens of the Administrative Agent and the Collateral and Managing Agent granted under any Loan Document.

          4.08 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

               (a)  the Obligations;

               (b) current obligations incurred in the ordinary course of business and not overdue (unless the same are being contested in good faith and by appropriate proceedings and adequate reserves are maintained therefor in accordance with GAAP);

               (c)  the Permitted Subdebt;

               (d)  Guaranties permitted under Section 4.11;

               (e)  Indebtedness secured by Liens permitted under
Section 4.09;

               (f)       Indebtedness existing on the Effective
Date as described in     Schedule 4.08;

               (g)  Indebtedness incurred to finance the
     acquisition of fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise) in an aggregate principal amount outstanding not to exceed $500,000 at any time:

               (h)  Indebtedness provided by PWRES to the
     Borrower for the purpose of (a) originating or acquiring Mortgage Loans (i) to be simultaneously sold to PWRES or
     (ii) to be held not more than five (5) Business Days by the Borrower before being sold to HTP Financial or PWRES, which Mortgage Loans are in either case financed by PWRES under the PWRES Financing Agreements or (b) financing principal and interest, or taxes, insurance and expense advances under the PWRES Financing Agreements; provided that in each case such Indebtedness shall be subject to the terms of the intercreditor agreement in form and substance substantially similar to the agreement between PWRES and the Borrower's lenders under the Existing Warehouse Credit Agreement;

               (i)  Indebtedness arising under short-term
     arbitrage lines of credit with any of the Lenders, each borrowing under which is secured solely by certificates of deposit issued by such Lender thereunder, A-1/P-1 commercial paper and/or marketable direct obligations issued or guaranteed by the United States government or any agency thereof and backed by the full faith and credit of the United States, in each case substantially matching such borrowings in dollar amount and maturity;

               (j) any Indebtedness which has been reclassified as Indebtedness, which, at the time of the creation of such Indebtedness, had been reasonably classified in accordance with GAAP as a sale or transfer of defaulted FHA or VA Mortgage Loans on a servicing retained basis to any other Person;

               (k) Indebtedness consisting of the portion of the purchase price of mortgage Servicing Rights purchased by the Borrower that is deferred in order to secure the indemnification obligations of the seller of such servicing rights;

               (l)  Indebtedness consisting of reserves for
     foreclosure losses incurred in the ordinary course of business and other reserves established in accordance with GAAP in the ordinary course of business; and

               (m)  renewals, extensions, replacements,
     refinancings or refundings or any of the foregoing.

          4.09 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist, any Lien with respect to the Collateral or any other property now owned or hereafter acquired by the Company, or any income or profits therefrom, except:

               (a)  the security interests granted to the
     Administrative Agent under the Loan Documents;

               (b) Liens (other than Liens with respect to the Collateral) existing on the Effective Date as described in
     Schedule 4.09;

               (c) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower and its Subsidiaries;

               (d)  Liens for taxes, fees, assessments and
     governmental charges not delinquent or which are being contested in good faith by appropriate proceedings;
     provided, however, that the Borrower shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

               (e)  encumbrances consisting of zoning
     regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair their use in the operation of its business;

               (f)  Liens on Mortgage Loans delivered to a
     custodian for a pool of Mortgage Loans being formed but for which a Mortgage-backed Security has not been issued, any said Lien being for the sole benefit of the Investor which has agreed to purchase such Mortgage-backed Security;

               (g) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Borrower's business; and

               (h) purchase money Liens on tangible personal property in the nature of office equipment and other equipment utilized in the normal operation of the Borrower's business which Liens secure Indebtedness incurred to purchase such property.

               (i)  Liens of the types permitted by Section
4.01(h) securing Indebtedness permitted by Section 4.08(h).

          4.10 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

               (a)  Investments in (i) marketable direct
     obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and
     (iv) time deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that is organized under the laws of the United States or any state thereof and whose certificates of deposit are rated P-1 or better by Moody's or A-1 or better by S&P;

               (b)  the Servicing Portfolio;

               (c)  Mortgage Loans and Mortgage-backed
     Securities;

               (d)  Foreclosure Payment Receivables, P&I Payment
     Receivables and T&I Payment Receivables;

               (e) real estate acquired by foreclosure and held by the Borrower for not more than one year unless the Borrower shall be diligently attempting to dispose of such real estate for a price not exceeding its fair market value;

               (f) Investments required by FNMA, FHLMC or GNMA in order to obtain or maintain qualification of the Borrower as an approved seller or servicer of Mortgage Loans or Mortgage pools;

               (g)  (i) the Borrower's Investment in HTP
     Financial as of the date of this Agreement, (ii) Investments related to the acquisition of mortgage banking operations in the ordinary course of business, and (iii) other Investments in Subsidiaries, Affiliates (including HTP Financial) or entities to be formed to engage in mortgage banking-related businesses, provided that the aggregate amount of such other Investments permitted under this clause (g)(iii) shall not at any time exceed 10% of the Borrower's Net Worth;

               (h) short-term loans or advances to any current or former officers of the Borrower, for the purpose of assisting such officers in the payment of relocation expenses or car loans, in an aggregate principal amount outstanding at any time not to exceed $1,000,000;

               (i) investments made in the ordinary course of business for the purpose of implementing the Hedging
     Program; and

               (j) other investments made in the ordinary course of the Borrower's business, in an aggregate principal amount outstanding at any time not to exceed $1,000,000.

          4.11 Guarantees. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Guarantee, except:

               (a) commitments issued by the Borrower in the ordinary course of business pursuant to which the Borrower commits to purchase Mortgage Loans to be held in its portfolio or to be used in the formation of Mortgage-backed
     Securities or to be sold in the secondary market;

               (b)  agreements to repurchase Mortgage Loans
     incidental to sales thereof in the ordinary course of business; and

               (c) commitments by the Borrower incidental to its Servicing Contracts in the ordinary course of business.

          4.12 Restriction on Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activities or operations substantially different from or unrelated to those in which it is engaged on the Effective Date, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or property, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person, or acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding for value, except:

               (a) the Borrower may sell or otherwise dispose of Mortgage Loans, Mortgage-backed Securities, Servicing Rights and Take-out Commitments in the ordinary course of business (provided that no Default or Event of Default exists or will exist after giving effect to such sale or disposition);

               (b) the Borrower may sell or otherwise dispose of obsolete or worn out property in the ordinary course of business;

               (c) the Borrower may sell or otherwise dispose of property, other than Mortgage Loans, Mortgage-backed
     Securities and Servicing Rights and Take-Out Commitments, in the ordinary course of business, for not less than its fair market value; and

               (d) the Borrower may be consolidated with or merged with any of its Subsidiaries provided that:

                         (i)  in any such merger or consolidation
          the Borrower shall be the surviving or resulting corporation,

                         (ii)  such merger or consolidation shall
          not result in a Material Adverse Effect,

                         (iii)  immediately after the
          effectiveness of such merger or consolidation there shall not have occurred and be continuing a Default or an Event of Default; and

                         (iv)  the Borrower shall reaffirm in
          writing all of its Obligations hereunder and under the other Loan Documents.

          4.13 Restricted Payments. The Borrower will not make any Restricted Payments; provided, however, that the Borrower may, if no Default or Event of Default shall have occurred and be continuing immediately prior to such payment, or would exist immediately after such payment, (a) pay to its partners on the Closing Date a distribution in an aggregate amount not to exceed $20,000,000, (b) pay to its partners with respect to any taxable year an amount sufficient to pay income taxes payable by its partners (or the ultimate parent entities of such partners) on a consolidated basis which are attributable to taxable income derived from the Borrower for such taxable year, which is agreed to be equal to 45% of the Borrower's net income (determined in accordance with GAAP), and (c) pay to its partners each fiscal quarter an amount equal to 50% of the Borrower's net income (determined in accordance with GAAP) after distribution to its partners of the amount allowed under clause (b) of this Section
4.13 during such fiscal quarter and the preceding three fiscal quarters.

          4.14 Net Worth. the Borrower will not at any time permit Borrower's Net Worth to be less than $30,000,000.

          4.15 Leverage Ratio. The Borrower will not at any time permit the Leverage Ratio to be greater than 10 to 1.

          4.16 Debt Service Coverage Ratio. The Borrower shall not permit the Debt Service Coverage Ratio to be less than 1.2 to 1 as of the last day of any fiscal quarter of the Borrower, which last day occurs after the Servicing Conversion Date.

          4.17 Servicing Portfolio. The Borrower shall at all times maintain in the Servicing Portfolio Mortgage Loans having an aggregate principal balance not less than $3,000,000,000 ($3 billion).

          4.18 Investor Consents. The Borrower shall (a) from time to time at the request of the Administrative Agent execute and deliver, and cause FNMA and FHLMC to execute and deliver, to the Administrative Agent Acknowledgement Agreements in the standard forms prescribed by such agencies relating to FNMA and FHLMC Servicing Contracts and Servicing Rights with respect to Mortgage Loans included in the Qualified Servicing Portfolio, (b) give prompt written notice (in form and substance satisfactory to the Servicing Lenders) to each Investor other than FNMA, FHLMC and GNMA to whom the Borrower gives, or is required to give, any other type of notice in connection with the acquisition of any portion of the Qualified Servicing Portfolio of the Agent's security interest in the Servicing Contracts and Servicing Rights (subject to the Investor's rights therein) with respect to Mortgage Loans included in the Qualified Servicing Portfolio and which pertain to such Investors, and provide the Administrative Agent with evidence satisfactory to the Administrative Agent that such notices have been given, (c) if and when a standard form of Acknowledgement Agreement satisfactory to the Administrative Agent is prescribed by GNMA, execute and deliver, and cause GNMA to execute and deliver, to the Administrative Agent one or more Acknowledgement Agreements (in said form) relating to GNMA Servicing Contracts and Servicing Rights with respect to Mortgage Loans included in the Qualified Servicing Portfolio, and (d) deliver to the Administrative Agent from time to time such Powers of Attorney as may be contemplated by any applicable Acknowledgement Agreement or as may be otherwise requested by the Administrative Agent to facilitate its exercise of its remedies under the Servicing and Working Capital Security Agreement with respect to any portion of the Servicing Portfolio (provided, however, that the Administrative Agent shall not exercise its rights under any such Power of Attorney unless and until an Event of Default occurs).

          4.19 Inconsistent Agreements. The Borrower will not enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower of its obligations hereunder or under any document executed pursuant hereto.

          4.20 Maintenance of Qualifications. The Borrower will maintain its status as an FHA-approved mortgagee, as an approved lender under the VA guarantee program, as an approved servicer of Mortgage Loans to FNMA and to FHLMC in the FHLMC regions in which it operates and as an FHA-approved direct endorsement mortgagee, and its eligibility to issue Mortgage-backed Securities or to service the Mortgage Loan pools formed with respect to Mortgage-backed Securities.

          4.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          SECTION 5.  CONDITIONS PRECEDENT.

          5.01 Conditions Precedent to Initial Advances. The obligations of the Lenders to make the initial Advances is subject to the satisfaction on or before the Effective Date of all of the following conditions:

               (a) The following documents, certificates and opinion, each in form and substance satisfactory to the Administrative Agent and its counsel, shall have been delivered to the Administrative Agent:

                    (i)  the Notes, each duly executed by the
          Borrower;

                    (ii)  the Warehousing and Discretionary
          Security Agreement and the Servicing and Working Capital Security Agreement, each duly executed by the Borrower, together with such financing statements and other instruments required by the Administrative Agent and the Collateral and Managing Agent to create, perfect and/or maintain the security interests granted under the Warehousing and Discretionary Security Agreement and the Servicing and Working Capital Security Agreement;

                         (iii)  a Guaranty and Pledge Agreement,
          duly executed by each Guarantor, together with the original share certificates representing the shares of the General Partner, and the original certificates (if any) representing the partnership units or interest of the Borrower, pledged pursuant to the Guaranty and Pledge Agreements and stock powers applicable or comparable instruments of transfer duly executed in blank by the Guarantors and undated;

                         (iv)  Acknowledgement Agreements in the
          forms prescribed by FNMA and FHLMC each executed by the Borrower;

                         (v)  completed responses to requests for
          information or other evidence satisfactory to the Administrative Agent and the Collateral and Managing Agent that the financing statements and other instruments delivered to the Administrative Agent and the Collateral and Managing Agent pursuant to Sections 5.01(a)(ii) and 5.01(a)(iii) have been filed in all appropriate filing offices and that such filed financing statements perfect first priority security interests in favor of the Administrative Agent and the Collateral and Managing Agent in the property described therein;

                         (vi)  copies of the resolutions of the
          General Partner, certified by an officer of the General
          Partner, authorizing the execution, delivery and performance of each Loan Document to which the Borrower is or will be a party and the other matters contemplated hereby;

                         (vii)  a certificate signed by an
          officer of the General Partner certifying as to the names, incumbency and true signatures of the respective persons authorized to execute and deliver each Loan Document to which the Borrower is or will be a party;

                         (viii)  a certificate signed by an
          officer of the General Partner certifying to true and correct copies of the partnership agreement and certificate of limited partnership of the Borrower, as amended through the Effective Date;

                         (ix) evidence satisfactory to the Bank
          that the Borrower is in good standing as a limited partnership under the laws of the State of Delaware;

                    (x) a copy of the Certificate of
          Incorporation of the General Partner certified by the Secretary of State of Delaware and certificate of good standing of the of the General Partner from the Secretary of State of Delaware;

                    (xi) a copy of the Bylaws of the General
          Partner certified by an officer thereof;

                         (xii)  copies of the resolutions of the
          general partner of each Guarantor, certified by an officer of such general partner, authorizing the execution, delivery and performance of each Loan
          Document to which the Guarantors are or will be parties and the other matters contemplated hereby;

                         (xiii)  certificates signed by an
          officer of the general partner of each Guarantor certifying as to the names, incumbency and true signatures of the respective persons authorized to execute and deliver each Loan Document to which such Guarantor is or will be a party;

                         (xiv)  a certificate signed by an
          officer of the general partner of each Guarantor certifying to true and correct copies of the partnership agreement and certificate of limited partnership of such Guarantor, as amended through the Effective Date;

                         (xv) evidence satisfactory to the
          Administrative Agent that each Guarantor is in good standing as a limited partnership under the laws of the State of Delaware;

                    (xvi) a copy of the Certificate of
          Incorporation of the general partner of each Guarantor certified by the Secretary of State of the jurisdiction of its incorporation and certificate of good standing of the of such general partner from such Secretary of State;

                    (xvii) a copy of the Bylaws of the general partner of each Guarantor certified by an officer thereof;

                         (xviii)  the favorable written
          opinion(s) of counsel to the Borrower, addressed to the Administrative Agent and the Lenders, as to the matters and effect set forth in Exhibit K, and

                         (xix)  a payoff letter from Chemical
          Bank, as Administrative Agent under the Existing Warehouse Credit Agreement and the Existing Servicing Credit Agreement, relating to payment of the Indebtedness referred to in Section 2.01(e), 2.02(h), 2.03(h), and 2.04(e), and agreeing to release any Liens held by it on the property of the Borrower.

          5.02 Conditions Precedent to Each Advance. The obligations of the Lenders to make each Advance (including the initial Advances) is subject to the satisfaction of all of the following additional conditions:

               (a) the Administrative Agent and the Lenders shall have received timely and properly completed notices under Sections 2.01(b), 2.02(c), 2.03(c) or 2.04(b), as appropriate;

               (b)  there shall not have been any Regulatory
     Change which would render the transactions contemplated hereby unlawful;

               (c) no Default or Event of Default shall have occurred and be continuing or will exist upon advancing the requested Advances; and

               (d) all the representations and warranties set forth in Section 3 hereof, in Section 5 of the Warehousing and Discretionary Security Agreement and in Section 5 of the Servicing and Working Capital Security Agreement shall be true and correct in all material respects as though made on and as of the Effective Date, the applicable Servicing Advance Date, Warehousing Advance Date, Working Capital Advance Date or Discretionary Advance Date, as appropriate; and

               (e) with respect to the making of any requested Servicing Advances, the Administrative Agent shall have received such amendments to the Servicing and Working Capital Security Agreement, any existing Uniform Commercial Code financing statements and any existing Acknowledgement Agreements and such additional financing statements and Acknowledgement Agreements as the Administrative Agent may request in order to establish, maintain or perfect its security interest for the benefit of the Lenders in the portion of the Servicing Portfolio to be acquired with the proceeds of such Servicing Advances.

          SECTION 6.  EVENTS OF DEFAULT; REMEDIES.

          6.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of
Default:

               (a) The Borrower shall fail to make, when due, whether by maturity, acceleration of maturity, mandatory payment, mandatory prepayment or otherwise, any payment of principal of or interest on any Note or any fee or other amount required to be paid to the Administrative Agent or the Lenders pursuant to this Agreement or any other Loan Document, and such failure shall continue for three (3) Business Days after the date on which such payment is due; or

               (b) Any representation or warranty made by the Borrower in this Agreement or in any other Loan Document shall be untrue or misleading in any material respect on the date as of which the facts set forth are stated or certified; or

               (c) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Warehousing and Discretionary Security Agreement, the Servicing and Working Capital Security Agreement or in Sections 4.02(a) (as to the Borrower), 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 or 4.20 of
     this Agreement; or

               (d) (i) Harbourton Financial shall fail to comply with Section 4.03(a) of its Guaranty and Pledge Agreement; or (ii) the Borrower or any Guarantor shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those hereinabove set forth in this Section 6.01) and such failure to comply is not remedied within 30 calendar days after the Administrative Agent has given the Borrower notice of the occurrence thereof; or

               (e)  Any creditor or representative of any
     creditor of the Borrower, any of its Subsidiaries, the General Partner or any Guarantor shall become entitled to declare any Indebtedness in the amount of $500,000 or more owing on any bond, debenture, note or other evidence of indebtedness for borrowed money to be due and payable prior to its expressed maturity, whether or not such Indebtedness is actually declared to be immediately due and payable, or any such Indebtedness becomes due and payable prior to its expressed maturity by reason of any default by the Borrower, any of its Subsidiaries, the General Partner or any Guarantor in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or

               (f) The Borrower, any of its Subsidiaries, the General Partner or any Guarantor shall become insolvent or shall fail generally to pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in, the appointment of a custodian, trustee or receiver thereof or for a substantial part of the property thereof; or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower, any of its Subsidiaries, the General Partner or any Guarantor or for a substantial part of the property thereof and such appointment is not vacated within 60 days; or the Borrower, any of its Subsidiaries, the General Partner or any Guarantor shall make an assignment for the benefit of creditors; or

               (g) The Borrower, any of its Subsidiaries, the General Partner or any Guarantor shall be voluntarily or involuntarily dissolved (except, in the case of its Subsidiaries, as permitted in Section 4.12 and except that Western Sunrise may transfer its assets to Harbourton Financial and/or Harbourton Funding Corporation and thereafter dissolve) or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall have been instituted by or against the Borrower, any of its Subsidiaries, the General Partner or any Guarantor and, if instituted against the Borrower, such Subsidiary, the General Partner or such Guarantor, such proceedings shall not have been dismissed within 60 days; or any dissolution or liquidation proceeding shall be instituted by or against the Borrower, any of its Subsidiaries, the General Partner or any Guarantor and, if instituted against the Borrower, any of its Subsidiaries the General Partner or such Guarantor, shall be consented to or acquiesced in by the Borrower, such Subsidiary, or such Guarantor, as appropriate, or shall not have been dismissed within 60 days, or an order for relief shall have been entered against the Borrower, such Subsidiary, the General Partner or such Guarantor; or

               (h) There shall be entered against the Borrower, any of its Subsidiaries, the General Partner or any Guarantor one or more judgments or decrees in an aggregate amount at any one time outstanding in excess of $500,000, excluding those judgments or decrees that shall have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof or with respect to which (and to the extent that) the Person against which any such judgment or decree shall have been entered is fully insured (subject to reasonable deductibles) and with respect to which the insurer has admitted in writing its liability for the full amount (other than the deductible portion) thereof; or

               (i) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower, any of its Subsidiaries, the General Partner or any Guarantor shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof; or

               (j) Any Reportable Event or any other fact or circumstance, which the Required Lenders determine in good faith constitutes grounds for the termination of any Plan by the PBGC or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to the Borrower by the Administrative Agent, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds $500,000 and such liability is not covered by insurance, or the Borrower or any ERISA Affiliate shall fail to make a required contribution to any Plan such that a statutory tax lien may arise in favor of such Plan; or

               (k) any Guarantor shall repudiate or purport to revoke its obligations under the Guaranty any Pledge Agreement to which it is party, or any Guaranty and Pledge Agreement shall cease to be in full force and effect (except as to Western Sunrise after its assets have been transferred to Harbourton Financial and/or Harbourton Funding Corporation and it has dissolved as permitted by Section 6.01(g)) or shall be judicially declared null and void; or

               (l) the Guarantors collectively shall cease to own, directly or indirectly, at least 80% of the total partnership interest in the Borrower.

               6.02  Remedies.  If (a) any Event of Default
     described in Section 6.01(f) or (g) shall occur with respect to the Borrower, the General Partner or any Guarantor, the Commitments shall automatically terminate and the Obligations shall automatically become immediately due and payable or (b) any other Event of Default shall occur and be continuing, then, the Administrative Agent, at the direction of the requisite Lenders, as set forth in Section 8.05, may do any or all of the following: (i) declare the Commitments terminated, whereupon the Commitments shall be terminated,
     (ii) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding and (iii) enforce its rights under any one or more of the Loan Documents.

          SECTION 7.  THE AGENTS

          7.01 Appointment and Authorization. Each Lender appoints and authorizes each Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agents nor any of their respective directors, officers or employees shall be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct; provided, however, that the Agents shall be protected in acting or refraining from acting upon the instructions of the requisite Lenders, given pursuant to Section 8.05 or any other applicable provisions of this Agreement; and provided, further, that the Agents shall not be required to take any action that exposes them to personal liability or is contrary to any Loan Document or applicable law. The Agents shall act as independent contractors in performing their respective obligations as Agents hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between the Agents, the Borrower or the Lenders.

          7.02 Note Holders. The Agents may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee and in form satisfactory to the Administrative Agent.

          7.03 Consultation With Counsel. The Agents may consult with legal counsel selected by them and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          7.04 Documents. The Agents shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereunder, makes no representation or warranty to any Lender and shall not be responsible for any representations, warranties or statements made in connection with this Agreement or any other Loan Document, and shall be entitled to assume that this Agreement and the other Loan Documents are valid, effective and genuine and what they purport to be. The Administrative Agent is authorized to, and shall, execute and deliver each Loan Document to which it is a party and shall execute and deliver any and all financing statements relating to the security interests granted under the Servicing and Working Capital Security Agreement and such Acknowledgement Agreements, in form and substance satisfactory to the Administrative Agent, as may be required to obtain the consent of any Investor to the grant of a security interest by the Borrower to the Administrative Agent, for the benefit of the Lenders, in the Borrower's rights in any Servicing Contract and/or Servicing Rights, whereupon each provision of such agreements which is contemplated to be binding upon the Lenders shall be binding upon the Lenders and each of them. The Collateral and Managing Agent is authorized to, and shall, execute and deliver each Loan Document to which it is a party and shall execute and deliver the Warehousing and Discretionary Security Agreement and any and all financing statements relating to the security interests granted under the Warehousing and Discretionary Security Agreement. The Agents shall not waive, amend or otherwise modify any provision of this Agreement, the Notes, the Warehousing and Discretionary Security Agreement, the Servicing and Working Capital Security Agreement or any other Loan Document, or give any releases, consents, waivers or subordinations hereunder or thereunder, or exercise any remedies with respect hereto or thereto, except as directed to do so by the appropriate Lenders in accordance with Section 8.05 and except as the authority to do so is expressly granted to any of them in this Agreement. Without limiting the generality of the foregoing, each Lender (including each Lender becoming a party hereto as a Transferee pursuant to
Section 8.06) hereby agrees (i) to benefit under each Acknowledgement Agreement exclusively by and through the Administrative Agent, (ii) to authorize the Administrative Agent or its agent to act exclusively for such Lender with respect to the Acknowledgement Agreements and the other parties thereto, and
(iii) that all terms of the Acknowledgement Agreements shall be binding on such Lender as if it had executed the same. The Lenders acknowledge that: (A) although GNMA has promulgated a standard form of Acknowledgement Agreement, such form of Acknowledgement Agreement as constituted on the date of this Agreement is not satisfactory to the Administrative Agent and will not be executed by the Administrative Agent; (B) notwithstanding the fact that such GNMA Acknowledgement Agreement will not be executed, the Borrower will grant to the Administrative Agent, for the benefit of the Agents and the Lenders under the Service and Working Capital Security Agreement, a security interest in the Borrower's GNMA Servicing Contract and GNMA Servicing Rights; and
(C) such GNMA Servicing Rights will be deemed to be included in the Qualified Servicing Portfolio.

          7.05 Agents and Affiliates. With respect to their respective Commitments and the Servicing Advances, Warehousing Advances, Warehousing Swing Line Advances, Working Capital Advances, Working Capital Swing Line Advances and Discretionary Advances made by them in their capacities as Lenders, the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though they were not Agents, and the Agents and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliate of the Borrower as if they were not the Agents.

          7.06 Action by Agents. The Agents shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in them by, or with respect to taking or refraining from taking any action or actions which they may be able to take under or in respect of, this Agreement and the other Loan Documents. The Agents shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by them to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which they may do or refrain from doing in the reasonable exercise of their judgment, or which may seem to them to be necessary or desirable in the premises.

          7.07 Credit Analysis. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower, in connection with the making of its Commitments and has made its own appraisal of the creditworthiness of the Borrower. Except as may be explicitly provided herein, the Agents have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

          7.08 Notices of Event of Default, etc. In the event that any Lender shall have acquired actual knowledge of any Default or Event of Default, such Lender shall promptly give notice thereof to the Administrative Agent. The Administrative Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Lenders. Upon receipt from any Lender of a request that the Administrative Agent give notice to the Borrower of the occurrence of a Default or an Event of Default under Section 6, the Administrative Agent shall promptly forward such request to the other Lenders and will take such action and assert such rights under this Agreement and the other Loan Documents as the requisite Lenders shall direct in writing in accordance with Sections 6.02 and 8.05.

          7.09 Indemnification. Each Lender agrees to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its Pro Rata Share (determined under clause (h) of the definition thereof) of any out-of-pocket expenses (including counsel fees) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower; provided, that no Lender shall be liable for any portion of any such expenses resulting from such Agent's gross negligence or willful misconduct.

          7.10 Payments. All payments of principal of the Notes and all other funds received by the Administrative Agent in respect of any payments made by the Borrower pursuant to this Agreement, the Notes or the other Loan Documents, other than payments of agent fees made to the Administrative Agent under
Section 2.06 and payments under Sections 2.09 and 2.10, and subject to the effect of Section 8.11, shall be distributed forthwith by the Administrative Agent (in like currency and funds) to the Lenders on the date received or deemed received pursuant to
Section 2.07(a), (a) in accordance with Section 2.05(b), in the case of payments of interest and Balances Deficiency Fees, and (b) ratably according to each Lender's Pro Rata Share, in the case of any other payment received by the Administrative Agent.

          7.11 Sharing of Payments. If any Lender shall receive and retain any payment during the persistence of a Default or an Event of Default, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Pro Rata Share of all payments of the Obligations, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender agrees to exercise any and all rights of setoff, counterclaim or bankers' lien which arise in connection with the Obligations first fully against the Obligations and participations therein held by such Lender, and only then to any other Indebtedness of the Borrower to such Lender. The treatment of payments under this Section 7.11 shall not apply to any agent's fees payable to the Administrative Agent or the Collateral and Managing Agent under Section 2.06.

          7.12 Advice to Lenders. The Agents shall forward to the Lenders copies of all notices, financial reports and other communications received from the Borrower hereunder.

          7.13 Successor Agents. An Agent may resign at any time by giving at least 90 days' prior written notice (or such shorter period of notice as the Lenders may approve in writing) thereof to the Lenders and the Borrower. The Required Lenders may remove an Agent at any time with or without cause by giving at least 90 days' prior written notice (or such shorter period of notice as such Agent may approve in writing) to such Agent and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of its resignation or the removal of such Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and any other Loan Document. The Collateral and Managing Agent may also be removed by the Borrower, and its successor may be appointed by the Borrower, in accordance with
Section 26 of the Warehousing and Discretionary Security Agreement, which Section 26 shall control in the event of any conflict between the provisions thereof and the provisions of this
Section 7.13.

          7.14  This Section Not Applicable To Borrower.  This
Section 7 is included in this Agreement solely for the purpose of determining certain rights as between the Agents and the Lenders and does not create, nor shall it give rise to, any rights in or obligations on the part of the Borrower (except for the right of the Borrower to receive the notices provided for in Section 7.13 and the right to approve any successor Agent pursuant to Section 7.13), and all rights and obligations of the Borrower under this Agreement shall be determined by reference to the provisions of this Agreement other than this Section 7.

          SECTION 8.  MISCELLANEOUS.

          8.01 Waiver. No failure on the part of the Agents or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

          8.02 Notices. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be in writing (including teletransmission communication) and, unless otherwise required herein or by law, shall be teletransmitted, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to either party, at such other address as shall be designated by such party in a notice to the other party. All notices and other communications hereunder shall be effective when transmitted by telex or telecopier, delivered or, in the case of a mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid except that notices to the Administrative Agent under the provisions of Section 2 shall not be effective until received by the Administrative Agent.

          8.03 Expenses; Indemnification. The Borrower agrees to pay promptly: (a) the reasonable fees and expenses of Dorsey & Whitney LLP, special legal counsel to the Administrative Agent and legal counsel to First Bank in connection with the negotiation, preparation, approval, execution and delivery of this Agreement;
(b) the reasonable fees and expenses of counsel for the Administrative Agent in connection with any amendment, modification or waiver of any of the terms of any Loan Document;
(c) all reasonable costs and expenses of the Administrative Agent and each Lender (including reasonable counsels' fees) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Loan Documents; and (d) a fee in the amount of $1,250 payable to each Lender for each amendment to this Agreement or other Loan Document (counting all amendments made concurrently as a single amendment) in excess of two made during any period of 365 days. The Borrower hereby agrees to indemnify the Lenders and their directors, officers, agents and employees from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (i) any investigation, litigation or other proceedings related to any use made or proposed to be made by the Borrower of the proceeds of the Servicing Advances, the Warehousing Advances, the Warehousing Swing Line Advances, the Working Capital Advances, the Working Capital Swing Line Advances or the Discretionary Advances or the operations of the Borrower's business, or (ii) any claim brought against the Administrative Agent or any Lender by any Investor or other Person relating to the Servicing Contracts and the Servicing Rights, whether by reason of the indemnity provisions of any Acknowledgement Agreement or otherwise, including, without limitation, with respect to clauses (i) and
(ii) above, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          8.04 Confidentiality. Any financial statements of the Borrower and any other information which an Agent or any Lender receives from the Borrower and which is designated as proprietary or confidential at the time of receipt thereof by such Agent or such Lender shall not be disclosed to any other Person, if such information is not otherwise in the public domain, other than
(a) to its independent accountants and legal counsel, (b) to another Lender and its legal counsel, (c) pursuant to statutory or regulatory requirements, (d) pursuant to any court order or other legal process or (e) to any participant in or assignee of, or prospective participant in or assignee of, this Agreement or any Note, provided that such participant or assignee agrees in writing to observe the conditions of this Section 8.04.

          8.05  Releases, Amendments, Waivers, Consents and
Exercise of Remedies.

          (a) By Servicing Lenders. The Required Servicing Lenders, from time to time by an instrument or instruments in writing, may, or may direct the Administrative Agent to, amend, modify, revoke, terminate, waive compliance with, waive any Default or Event of Default arising from noncompliance with, or grant any required consent under or with respect to, any of the terms or provisions of any of the following: (i) the Security Agreement (but only with respect to Servicing Collateral); (ii)
Section 2.01; (iii) Sections 2.05 and 2.07 (but only with respect to interest and Balances Deficiency Fees payable under or with respect to the Servicing Advances and the Servicing Notes); (iv)
Section 3.07 (but only with respect to Servicing Advances); (v) Sections 4.01(e) and 4.18; (vi) Sections 5.01 and 5.02 (but only as to Servicing Advances); and (vii) the definitions set forth in
Section 1.01 relating (but only to the extent relating) to the Sections referred to in clauses (i) through (vi) of this Section 8.05(a); provided, however, that no such amendment, modification, revocation, waiver or consent shall (A) increase any Servicing Lender's Servicing Commitment Amount, (B) reduce the amount of the principal of, or the amount or rate of interest or Balances Deficiency Fees or other fees payable on or with respect to, any Servicing Lender's Servicing Advances or Servicing Note, (C) postpone the date fixed for payment of any principal of, or the interest or any Balances Deficiency Fees or other fees payable on or with respect to, any Servicing Lender's Servicing Advances or Servicing Note, or (D) waive any condition precedent to the making of Servicing Advances set forth in Section 5 hereof, unless the same is set forth in a writing signed by such Servicing Lender. Upon the occurrence of an Event of Default relating to any of the terms and provisions described in clauses (i) through (vii) of the preceding sentence, the Required Servicing Lenders, may direct the Administrative Agent to exercise any or all of the rights and remedies specified in Section 6.02 and the Servicing and Working Capital Security Agreement with respect to the Servicing Advances, the Servicing Notes and the Servicing Collateral, and the Administrative Agent shall be authorized to rely and act upon any such directions.

          (b) By Warehousing Lenders. The Required Warehousing Lenders, from time to time by an instrument or instruments in writing, may, or may direct the Administrative Agent to, amend, modify, revoke, terminate, waive compliance with, waive any Default or Event of Default resulting from noncompliance with, or grant any required Lender consent under or with respect to, any of the terms or provisions of any of the following: (i) the Warehousing and Discretionary Security Agreement (but only with respect to Warehousing Collateral); (ii) Section 2.02; (iii) Sections 2.05 and 2.07 (but only with respect to interest and Balances Deficiency Fees payable under or with respect to the Warehousing Advances and the Warehousing Notes); (iv) Section 3.07 (but only with respect to Warehousing Advances); (v) Section 4.01(d); (vi) Sections 5.01 and 5.02 (but only as to Warehousing Advances); and (vii) the definitions set forth in Section 1.01 relating (but only to the extent relating) to the Sections referred to in clauses (i) through (vi) of this Section 8.05(b); provided, however, that no such amendment, modification, revocation, waiver or consent shall (A) increase any Warehousing Lender's Warehousing Commitment Amount, (B) reduce the amount of the principal of, or the amount or rate of interest or Balances Deficiency Fees or other fees payable on or with respect to any Warehousing Lender's Warehousing Advances or Warehousing Note, (C) postpone the date fixed for payment of any principal of, or the interest or Balances Deficiency Fees or other fees payable on or with respect to, any Warehousing Lender's Warehousing Advances or Warehousing Note, or (D) waive any condition precedent to the funding of Warehousing Advances set forth in Section 5 hereof, unless the same is set forth in a writing signed by such Warehousing Lender; and provided, further, no such amendment, modification, revocation, termination, waiver or consent shall reduce the amount of the principal of, or the amount or rate of interest or Balances Deficiency Fees payable on or with respect to, any Swing Warehousing Advance, postpone any date fixed for any payment of principal of, interest on, or Balances Deficiency Fees payable with respect to, the Swing Warehousing Advances or amend or modify Section 2.02(b) or 2.02(f) unless the same is set forth in a writing signed by First Bank. Upon the occurrence of an Event of Default relating to any of the terms and provisions in clauses (i) through (vii) of the preceding sentence, the Required Warehousing Lenders may direct the Administrative Agent and the Collateral and Managing Agent to exercise any or all of the rights and remedies specified in Section 6.02 and the Warehousing and Discretionary Security Agreement with respect to the Warehousing Commitments, the Warehousing Advances, the Warehousing Notes and the Warehousing Collateral, and the Administrative Agent and the Collateral and Managing Agent shall be authorized to rely and act upon any such directions.

          (c) By Working Capital Lenders. The Required Working Capital Lenders, from time to time by an instrument or instruments in writing, may, or may direct the Administrative Agent and the Collateral and Managing Agent to, amend, modify, revoke, terminate, waive compliance with, waive any Default or Event of Default resulting from noncompliance with, or grant any required Lender consent under or with respect to, any of the terms or provisions of any of the following: (i) the Servicing and Working Capital Security Agreement and the Warehousing and Discretionary Security Agreement (but only with respect to Working Capital Collateral); (ii) Section 2.03; (iii) Sections 2.05 and 2.07 (but only with respect to interest and Balances Deficiency Fees payable under or with respect to the Working Capital Advances and the Working Capital Notes); (iv) Section 3.07 (but only with respect to Working Capital Advances); (v) Section 5.01 and 5.02 (but only as to Working Capital Advances); and (vi) the definitions set forth in Section 1.01 relating (but only to the extent relating) to the Sections referred to in clauses (i) through (v) of this
Section 8.05(c); provided, however, that no such amendment, modification, revocation, termination, waiver or consent shall (A) increase any Working Capital Lender's Working Capital Commitment Amount, (B) reduce the amount of the principal of, or the amount or rate of interest or Balances Deficiency Fees or other fees payable on or with respect to, any Working Capital Lenders' Working Capital Advances or Working Capital Notes, (C) postpone the date fixed for payment of any principal of, or the interest or Balances Deficiency Fees or other fees payable on or with respect to, any Working Capital Lender's Working Capital Advances or Working Capital Note, or (D) waive any condition precedent to the funding of Working Capital Advances set forth in Section 5 hereof, unless the same is set forth in a writing signed by such Working Capital Lender. Upon the occurrence of an Event of Default relating to any of the terms or provisions described in clauses
(i) through (vi) of the preceding sentence, the Required Working Capital Lenders may direct the Administrative Agent and the Collateral and Managing Agent to exercise any or all of the rights and remedies set forth in Section 6.02, the Warehousing and Discretionary Security Agreement and the Servicing and Working Capital Security Agreement with respect to the Working Capital Commitments, the Working Capital Advances, the Working Capital Notes and the Working Capital Collateral, and the Administrative Agent and the Collateral and Managing Agent shall be authorized to rely and act upon any such direction.

          (d) By Required Discretionary Lenders. The Required Discretionary Lenders, from time to time by an instrument or instruments in writing, may, or may direct the Administrative Agent and the Collateral and Managing Agent to, amend, modify, revoke, terminate, waive compliance with, waive any Default or Event of Default resulting from noncompliance with, or grant any required Lender consent under or with respect to, any of the terms or provisions of any of the following: (i) the Warehousing and Discretionary Security Agreement and the Servicing and Working Capital Security Agreement (but only with respect to Discretionary Collateral); (ii) Section 2.04; (iii) Sections 2.05 and 2.07 (but only with respect to interest and Balances Deficiency Fees payable under or with respect to the Discretionary Advances and the Discretionary Notes); (iv) Section 3.07 (but only with respect to Discretionary Advances); (v) Section 5.01 and
5.02 (but only as to Discretionary Advances); and (vi) the definitions set forth in Section 1.01 relating (but only to the extent relating) to the Sections referred to in clauses (i) through (v) of this Section 8.05(c); provided, however, that no such amendment, modification, revocation, termination, waiver or consent shall (A) increase any Lender's Discretionary Lending Limit or obligate it to make Discretionary Advances, (B) reduce the amount of the principal of, or the amount or rate of interest or Balances Deficiency Fees or other fees payable on or with respect to, any Discretionary Lenders' Discretionary Advances or Discretionary Notes, (C) postpone the date fixed for payment of any principal of, or the interest or Balances Deficiency Fees or other fees payable on or with respect to, any Discretionary Lender's Discretionary Advances or Discretionary Note, or (D) waive any condition precedent to the funding of Discretionary Advances set forth in Section 5 hereof, unless the same is set forth in a writing signed by such Discretionary Lender. Upon the occurrence of an Event of Default relating to any of the terms or provisions described in clauses (i) through (vi) of the preceding sentence, the Required Discretionary Lenders may direct the Administrative Agent and the Collateral and Managing Agent to exercise any or all of the rights and remedies set forth in
Section 6.02 and the Servicing and Working Capital Security Agreement and the Warehousing and Discretionary Security Agreement with respect to the Discretionary Advances, the Discretionary Notes and the Discretionary Collateral, and the Administrative Agent and the Collateral and Managing Agent shall be authorized to rely and act upon any such direction.

          (e) By Required Lenders. The Required Lenders, from time to time by an instrument or instruments in writing, may, and/or may direct the Administrative Agent to, amend, modify, revoke, terminate, waive compliance with, waive any Default or Event of Default arising from noncompliance with, or grant any required Lender consent under or with respect to, any terms or provisions of this Agreement or the other Loan Documents other than those specifically identified in Sections 8.05(a), 8.05(b), 8.05(c) and 8.05(d). Upon the occurrence of an Event of Default relating to any of the terms or provisions of this Agreement or the other Loan Documents other than those specifically identified in Sections 8.05(a), 8.05(b). 8.05(c) and 8.05(d), the Required Lenders may direct the Administrative Agent and the Collateral and Managing Agent to exercise any or all of the rights and remedies set forth in Section 6.02 and in the other Loan Documents, and the Administrative Agent and the Collateral and Managing Agent shall be authorized to rely and act upon any such direction.

          (f)  Limitations on Amendments, Waivers, Etc.
Notwithstanding any of the foregoing, no amendment, modification, revocation, termination, waiver or consent made or granted pursuant to Sections 8.05(a), 8.05(b), 8.05(c). 8.05(d) or 8.05(e)
shall:

              (i) affect the rights or duties of any Agent unless the same is set forth in a writing signed by such Agent;

              (ii)   release or subordinate any Servicing
    Collateral, Warehousing Collateral, Working Capital Collateral or Discretionary Collateral, include as Servicing Collateral, Warehousing Collateral, Working Capital Collateral or Discretionary Collateral, as the case may be, any collateral that is also collateral included in the description of any other type of collateral under this Agreement (i.e., Servicing Collateral, Warehousing Collateral, Working Capital Collateral and/or Discretionary Collateral, as the case may be), or change the definitions of the terms "Required Lenders," "Required Working Capital Lenders," "Required Servicing Lenders," "Required Warehousing Lenders" or "Required Discretionary Lenders" or the provisions of this Section 8.05 unless the same is set forth in a writing signed by all the Lenders.

Upon the making or the granting of any such amendment, modification, revocation, termination, waiver or consent, the Borrower shall promptly provide copies of the writing or writings containing the same to the Administrative Agent and to each Lender not otherwise a party thereto.

          8.06 Binding Effect; Assignments and Participations; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Borrower Loan Document without the prior written consent of all the Lenders. Each Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its Commitments and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to other financial institutions ("Transferees"); provided, however, that a Lender may dispose of a Transferred Interest only (a) in minimum amounts of $10,000,000, with respect to the assignment of a portion of a Lender's Commitment, (b) with the consent of the Agent and the Borrower (which consent shall not, in either case, be unreasonably withheld, and provided that the consent of the Borrower shall not be required if an Event of Default has occurred which is continuing) and (c) upon payment to the Agent by the parties to such disposition of a processing and recording fee in the amount of $2,500 for each party; provided, however, that the conditions set forth in clauses (b) and (c) of this sentence shall not apply to a disposition which consists only of the sale of a participation interest. The Borrower agrees that each Transferee shall be entitled to the benefits of Sections 209, 2.10 and 9.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. In addition, any Lender may pledge any portion of its Notes for security purposes to any Federal Reserve Bank. If any Lender makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Lender" hereunder and shall have all the rights and obligations of such Lender hereunder and such Lender shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by any Lender of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of a Lender hereunder except that any participant shall have a right of setoff under Section
2.08 as if it were such Lender and the amount of its participation were owing directly to such participant by the Borrower and (b) such Lender shall not in connection with selling any such participation condition such Lender's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (i) any reduction in the amount of any principal of, or the amount of or rate of interest on, any Note or Advance in which such participation is sold, (ii) any postponement of the date fixed for any payment of principal of or interest on any Note or Advance in which such participation is sold, (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Loan Document or (iv) the release of the Guaranty and Pledge Agreements.

          8.07 Severability of Provisions. Whenever possible, each provision of this Agreement, the Notes and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement, the Notes, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid in any jurisdiction under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the Notes, the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto and shall not affect the enforceability of such provision in any other jurisdiction.

          8.08 Survival. The obligations of the Borrower under Sections 2.09, 2.10 and 8.03 shall survive the repayment of the Obligations and the termination of the Commitments.
          8.09 Execution Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and each of the parties hereto may execute this Agreement by signing any such counterpart.

          8.10 Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO ANY BANK, INCLUDING, WITHOUT LIMITATION, NATIONAL BANKS. EACH OF THE PARTIES HERETO HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO THE NON-EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN OR RAMSEY COUNTIES, STATE OF MINNESOTA, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE COMPANY HEREBY IRREVOCABLY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.

          8.11 Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Borrower on the Notes shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to the Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Lenders.

          8.12 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AS TO THE SUBJECTS HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


     HARBOURTON MORTGAGE CO., L.P.
          By Harbourton Funding Corporation, its
               general partner


     By
          Its

     Address for Notices:

     2530 South Parker Road
          Suite 500
     Aurora, Colorado 80014
     Attention:  Paul Szymanski
     Telephone:  303/745-3661
     Telecopier:                303/338-2289



     FIRST BANK NATIONAL ASSOCIATION,
          as a Lender and as Administrative Agent


     By
          Its

     Address for Notices:

     Mortgage Banking Services Division
     First Bank Place - MPFP0801
     601 Second Avenue South
     Minneapolis, Minnesota 55402-4302
     Attention: Kathlyn K. Slater
     Telephone:  612/973-0622
     Telecopier:   612/973-0826


          TEXAS COMMERCE BANK NATIONAL
     ASSOCIATION, as Collateral and Managing      Agent and as a
Lender


     By
          Its

     Address for Notices:

     707 Travis,
     6th Floor North
     Houston, Texas 77002
     Attention:  William J. Clark, Jr.
     Telephone:  713/216-7702
     Telecopier:   713/216-2082
     THE BANK OF NEW YORK, as a Lender and
     as an Administrative Co-Agent


     By
          Its

     Address for Notices:

     Mortgage Banking Division
     One Wall Street, Seventeenth Floor
     New York, New York 10286
     Attention:  Cynthia Crites
     Telephone:  212/635-6467
     Telecopier:   212/635-6468


     RESIDENTIAL FUNDING CORPORATION,
     as a Lender and as an Administrative
     Co-Agent


     By
          Its

     Address for Notices:

     1646 N. California Boulevard
     Suite 400
     Walnut Creek, California 94596
     Attention:  Cindy Schellenberg
     Telephone:  510/935-0614
     Telecopier:  510/935-6424
     BANK ONE, TEXAS, NATIONAL
     ASSOCIATION, as a Lender and as an
          Administrative Co-Agent


     By
          Its

     Address for Notices:

     1717 Main Street, Fourth Floor
     Dallas, Texas 75214
     Attention:  Brian Hilberth
     Telephone:  214/290-3162
     Telecopier:  214/290-2054


          GUARANTY FEDERAL BANK, F.S.B.


     By
          Its

     Address for Notices:

     8333 Douglas Avenue
     Dallas, Texas 75225
     Attention:  Abbie Tidmore
     Telephone:  214/360-2829
     Telecopier:   214/360-1660
          COMERICA BANK


          By
          Its

     Address for Notices:

     500 Woodward Avenue, MC3256
     Detroit, Michigan 48226
     Attention:  Donald Heath
     Telephone:  313/222-5740
     Telecopier:  313/222-9295


     PNC BANK KENTUCKY


     By
          Its

     Address for Notices:

     500 West Jefferson Street, Suite 1200
     Louisville, Kentucky 40202
     Attention:  Sloane Graf
     Telephone:  502/581-4607
     Telecopier:   502/581-3919
                        TABLE OF CONTENTS

     SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.              1
     1.01  Certain Defined Terms.     1
     1.02  Accounting Terms.         23
     1.03  Computation of Time Periods.                   24
     1.04  Other Definitional Terms.                      24

     SECTION 2.  THE CREDIT FACILITIES.                   24
     2.01  The Servicing Facility.                        24
     2.02  The Warehousing Facility and Warehousing Swing
          Line Facility.        28
     2.03  The Working Capital Facility.                  35
     2.04  The Discretionary Facility.                    44
     2.05 Interest on the Notes; Balances Deficiency Fees; Continuations and Conversions; Designated Fixed
          Rate Borrowings.      47
     2.06  Administrative Agent's and Collateral and
          Managing Agent's
          Fees.                 51
     2.07  Payments and Computations.                     51
     2.08  Setoff.              52
     2.09  Increased Capital Requirements.                52
     2.10 Provisions Relating to Floating Eurodollar Rate Borrowings, Fixed Rate Borrowings and Designated
          Fixed Rate Borrowings.     53

     SECTION 3.  REPRESENTATIONS AND WARRANTIES.          55
     3.01  Formation, Powers, Good Standing and
          Subsidiaries.         55
     3.02  Authorization; No Conflict; Governmental
          Consents; Binding Effect.                       56
     3.03  Financial Condition       57
     3.04  Title to Property; Liens.                      57
     3.05  Litigation; Adverse Facts.                     57
     3.06  Other Agreements; Performance.                 58
     3.07  Use of Proceeds.     58
     3.08  Taxes.               59
     3.09  ERISA.               59
     3.10  Governmental Regulation.                       60
     3.11  Indebtedness.        60
     3.12  No Material Adverse Event.                     60
     3.13  Licenses and Permits.     60
     3.14  Guarantees.          60
     3.15  GNMA, FHA, VA, FNMA and FHLMC Eligibility of the
          Borrower.             60
     3.16  Accuracy and Completeness of Information.      61
     SECTION 4.  COVENANTS OF THE COMPANY.                61
     4.01  Financial Statements and Other Reports.        61
     4.02  Existence.           65
     4.03  Compliance with Laws, Taxes, etc.              65
     4.04  ERISA.               66
     4.05  Assets and Insurance.     66
     4.06  Inspection, Visitation, etc.                   66
     4.07  Further Assurances.       66
     4.08  Indebtedness.        66
     4.09  Liens.               68
     4.10  Investments.         69
     4.11  Guarantees.          70
     4.12  Restriction on Fundamental Changes.            71
     4.13  Restricted Payments.      72
     4.14  Net Worth            72
     4.15  Leverage Ratio.      72
     4.16  Debt Service Coverage Ratio.                   72
     4.17  Servicing Portfolio.      72
     4.18  Investor Consents.        72
     4.19  Inconsistent Agreements.                       73
     4.20  Maintenance of Qualifications.                 73
     4.21  Independence of Covenants.                     73

     SECTION 5.  CONDITIONS PRECEDENT.                    73
     5.01  Conditions Precedent to Initial Advances       73
     5.02  Conditions Precedent to Each Advance           76

     SECTION 6.  EVENTS OF DEFAULT; REMEDIES.             77
     6.01  Events of Default.        77
     6.02  Remedies.            79

     SECTION 7.  THE AGENTS     80
     7.01  Appointment and Authorization.                 80
     7.02  Note Holders.        80
     7.03  Consultation With Counsel.                     80
     7.04  Documents.           80
     7.05  Agents and Affiliates.                         81
     7.06  Action by Agents.    82
     7.07  Credit Analysis.     82
     7.08  Notices of Event of Default, etc.              82
     7.09  Indemnification.     82
     7.10  Payments.            83
     7.11  Sharing of Payments.      83
     7.12  Advice to Lenders.        83
     7.13  Successor Agents.    84
     7.14  This Section Not Applicable To Borrower.       84

     SECTION 8.  MISCELLANEOUS.      84
     8.01  Waiver.              84
     8.02  Notices.             85
     8.03  Expenses; Indemnification.                     85
     8.04  Confidentiality.     86
     8.05  Releases, Amendments, Waivers, Consents and
          Exercise of Remedies.      86
     8.07  Severability of Provisions.                    91
     8.08  Survival.            91
     8.09  Execution Counterparts.                        91
     8.10  Governing Law; Waiver of Trial by Jury; Consent
          to Jurisdiction.      91
     8.11  Highest Lawful Rate.      92
     8.12  Entire Agreement.         92
                                                  Draft - 7/29/96









                        CREDIT AGREEMENT

                          by and among

                 HARBOURTON MORTGAGE CO., L.P.,

                    THE LENDERS PARTY HERETO,

    FIRST BANK NATIONAL ASSOCIATION, as Administrative Agent,

      THE BANK OF NEW YORK, RESIDENTIAL FUNDING CORPORATION AND
              BANK ONE, TEXAS NATIONAL ASSOCIATION,

                   as Administrative Co-Agents

                               and

   TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Collateral and
                         Managing Agent



                    Dated as of July 30, 1996